Exhibit 4.12

EXECUTION VERSION

CO-LENDER AGREEMENT

Dated as of August 31, 2017

by and between

NATIXIS REAL ESTATE CAPITAL LLC

(Initial Note A-1 Holder)

NATIXIS REAL ESTATE CAPITAL LLC

(Initial Note A-2 Holder)

and

NATIXIS REAL ESTATE CAPITAL LLC

(Initial Junior Noteholder)

Center 78

THIS CO-LENDER AGREEMENT (“Agreement”), dated as of August 31, 2017, by and between NATIXIS REAL ESTATE CAPITAL LLC, a Delaware limited liability company (“Natixis”), having an address at 1251 Avenue of the Americas, New York, New York 10020 (together with its successors and assigns in interest, in its capacity as initial owner of the Senior Notes, the “Initial Senior Noteholders”, and in its capacity as the initial agent, the “Initial Agent”), and Natixis (together with its successors and assigns in interest, in its capacity as the initial owner of the Junior Note (the “Initial Junior Noteholder”).

W I T N E S S E T H:

WHEREAS, pursuant to the Loan Agreement (as defined herein) Natixis originated a certain loan (the “Mortgage Loan”) described on the schedule attached hereto as Exhibit A (the “Mortgage Loan Schedule”) to the mortgage loan borrower described on the Mortgage Loan Schedule (the “Mortgage Loan Borrower”), which is evidenced by three promissory notes (each a “Note” and, collectively, the “Notes”), each dated August 9, 2017, with the first such note in the original principal amount of $35,863,276.94 (as amended, modified or supplemented, the “A-1 Note”) made by the Mortgage Loan Borrower in favor of Natixis, the second such note in the original principal amount of $24,000,000 (as amended, modified or supplemented, the “A-2 Note” and, together with Note A-1, each a “Senior Note” and collectively the “Senior Notes) made by the Mortgage Loan Borrower in favor of Natixis, and the third such note in the original principal amount of $4,936,723.06 (as amended, modified or supplemented, the “Note B” or the “Junior Note”) made by the Mortgage Loan Borrower in favor of the Natixis, and secured by a certain leasehold mortgage, assignment of leases and rents and security agreement (as amended, modified or supplemented, the “Mortgage”) on one or more parcels of, or estates in, real property located as described on the Mortgage Loan Schedule (collectively, the “Mortgaged Property”); and

WHEREAS, Natixis, as holder of the Note A-2 intends, but is not bound, to sell, transfer and assign all or a portion of its right, title and interest in and to Note A-2 to UBS Commercial Mortgage Securitization Corp. (“UBS”), as depositor, pursuant to a Mortgage Loan Purchase Agreement to be dated as of August 17, 2017, by and between UBS, as purchaser, and Natixis, as seller, and UBS intends to transfer its right, title and interest in Note A-2 to Wells Fargo Bank, National Association, as trustee for the UBS 2017-C3 Commercial Mortgage Trust under the UBS 2017-C3 pooling and servicing agreement, to be dated as of August 1, 2017 (the “Note A-2 PSA), among UBS, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and as special servicer, Wells Fargo Bank, National Association, as certificate administrator, Park Bridge Lender Services LLC, as operating advisor and asset representations reviewer and Wells Fargo Bank, National Association, as trustee (such sale, transfer and assignment, the “Note A-2 Securitization”);

WHEREAS, Natixis, as holder of the Note A-1 intends, but is not bound, to sell, transfer and assign all or a portion of its right, title and interest in and to Note A-1 to one or more depositors who will in turn transfer the same to one or more trusts as part of the securitization of one or more mortgage loans;

WHEREAS, the Initial Senior Noteholders and the Initial Junior Noteholder desire to enter into this Agreement to (i) memorialize the terms under which the Senior Noteholders and the Junior Noteholder will hold the Senior Notes and the Junior Note, respectively, in the Mortgage Loan;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

Section 1.     Definitions. References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Servicing Agreement. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

“Acceptable Insurance Default” (i) prior to the Securitization Date, shall have the meaning assigned to such term in the Model PSA or such other analogous term used in the Model PSA and (ii) from and after the Securitization Date, shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Additional Servicing Expenses” shall mean (a) all property protection advances, fees and/or expenses incurred by and reimbursable to any Servicer, Trustee, Securitization Operating Advisor, certificate administrator or fiscal agent pursuant to the Servicing Agreement, and (b) all interest accrued on Advances made by (x) any Servicer or Trustee in accordance with the terms of the Servicing Agreement or (y) any Non-Lead Servicer or Non-Lead Trustee in accordance with the terms of the Non-Lead Securitization Servicing Agreement; provided that: (i) the aggregate special servicing fee (which fee is payable solely during the period that the Mortgage Loan is specially serviced) shall not exceed 0.25% (or, if such rate would result in a special servicing fee that would be less than $3,500 in any given month, then the special servicing fee rate shall be such higher rate as would result in a special servicing fee equal to $3,500, (ii) the special servicing liquidation fee (or equivalent) shall not exceed (x) 1.00% of the collections made with respect to the Mortgage Loan or any sums received from proceeds from the disposition of the Mortgaged Property or the Mortgage Loan, as the case may be or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate may not exceed $25,000); and (iii) the special servicing workout fee (or equivalent) shall be equal to the greater of (x) 1.00% of the collections made with respect to the Mortgage Loan while the Mortgage Loan is a performing or Corrected Mortgage Loan and (y) $25,000.

“Advance Interest Amount” shall mean interest payable on Advances, as specified in the Servicing Agreement or the Non-Lead Servicing Agreement, as applicable.

“Advances” shall have the meaning assigned to such term in the Servicing Agreement or the Non-Lead Servicing Agreement, as applicable, or such other analogous term used in the Servicing Agreement or the Non-Lead Servicing Agreement, as applicable.

“Affiliate” shall mean, with respect to any specified Person any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” shall mean the Initial Agent or such Person to whom the Initial Agent shall delegate its duties hereunder, and from and after the Securitization Date shall mean the Master Servicer in its role as “Companion Paying Agent” (or equivalent term) under the Servicing Agreement.

“Agent Office” shall mean the designated office of the Agent in the State of New York, which office as of the date of this Agreement, is located at 1251 Avenue of the Americas, New York, New York 10020, and which is the address to which notices to and correspondence with the Agent should be directed. The Agent may change the address of its designated office by notice to the Noteholders.

“Agreement” shall mean this Co-Lender Agreement, the exhibits and schedule hereto and all amendments hereof and supplements hereto.

“Appraisal” shall have (i) prior to the Securitization Date, the meaning assigned to such term in the Model PSA or such other analogous term used in the Model PSA and (ii) from and after the Securitization Date, the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Appraisal Reduction Amount” shall mean:

(A)      prior to the Securitization Date, after the occurrence of an Appraisal Trigger Event, an amount (calculated initially as of the Determination Date immediately following the later of the date on which the Appraisal Trigger Event occurs and the date on which the applicable Appraisal was obtained) equal to the excess, if any, of:

(a)       the sum of, without duplication, (i) the outstanding Principal Balance of the Mortgage Loan as of the applicable date of determination, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Mortgage Loan through the most recent Due Date prior to the date of determination (exclusive of any portion thereof that represents Default Interest), (iii) all other amounts (excluding principal, default interest, late charges, penalty charges, exit fees, Prepayment Premiums and any similar amounts) due and unpaid with respect to the Mortgage Loan, (iv) all related unreimbursed Advances made by or on behalf of (plus all accrued and unpaid interest on such Advances (other than Unliquidated Advances) payable to) the Master Servicer, the Special Servicer and/or the Trustee with respect to Mortgage Loan, (v) any other unpaid trust fund expenses (excluding any costs that do not relate directly to the Mortgage Loan), and (vi) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents, and any unfunded improvement or other applicable reserves, in respect of the related Mortgaged Property or REO Property, as the case may be (in each case, net of any amounts escrowed with the Master Servicer or the Special Servicer for such items); over

(b)       an amount equal to the sum of: (i) the excess, if any, of (x) 90% of the Appraised Value of the Mortgaged Property (or REO Property) as determined by the applicable Appraisal or any letter update of such Appraisal, over (y) the amount of any obligations secured by liens on such Mortgaged Property (or REO Property) that are prior to the lien of the Mortgage Loan; plus (ii) the amount of any Escrow Payments and/or reserve funds held by the Master Servicer or the Special Servicer with respect to the Mortgage Loan, the related Mortgaged Property or any related REO Property that are not being held in respect of any real estate taxes and assessments, insurance premiums or, if applicable, ground rents; plus (iii) the amount of any letter of credit constituting additional security for the Mortgage Loan and that may be applied towards the reduction of the principal balance of the Mortgage Loan; plus (iv) the amount of any Threshold Event Collateral then held by the Servicer; and

(B)       from and after the Securitization Date, the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Appraisal Review Period” shall have the meaning assigned to such term in Section 5(h)(ii).

“Appraisal Trigger Event” shall mean:

(i)        prior to the Securitization Date, the earliest of the date on which the Mortgage Loan: (a) intentionally omited, (b) becomes an REO Loan, (c) with respect to which a receiver or similar official is appointed and continues for thirty (30) days in such capacity in respect of the Mortgaged Property, (d) the Mortgage Loan Borrower becomes the subject of bankruptcy, insolvency or similar proceedings or, if such proceedings are involuntary, such proceedings remain undismissed for sixty (60) days, (e) any Monthly Payment (other than a Balloon Payment) becomes one hundred twenty (120) days or more delinquent, or (f) the Mortgage Loan Borrower fails to make when due any Balloon Payment and the Mortgage Loan Borrower does not deliver to the Master Servicer or the Special Servicer, on or before the due date of the Balloon Payment, a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Master Servicer (and the Master Servicer shall promptly forward such commitment to the Special Servicer) which provides that such refinancing will occur within ninety (90) days after the date on which the Balloon Payment will become due (provided that if either such refinancing does not occur during that time or the Master Servicer is required during that time to make any P&I Advance in respect of the Mortgage Loan, an Appraisal Trigger Event will occur immediately); and

(ii)       from and after the Securitization Date, the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Appraised-Out Holder” shall have the meaning assigned to such term in Section 5(h)(i).

“Appraised Value” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Asset Status Report” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Balloon Payment” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time, any successor statute or rule promulgated thereto.

“Business Day” shall have the meaning assigned to such term in the Servicing Agreement.

“CLO Asset Manager” with respect to any Securitization Vehicle which is a CLO, shall mean the entity which is responsible for managing or administering the Junior Note as an underlying asset of such Securitization Vehicle or, if applicable, as an asset of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the holder of the Junior Note).

“Certificate Administrator” shall mean the certificate administrator under the Securitization Servicing Agreement, if any.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collection Account” shall mean the trust account or accounts (including any sub-accounts) created and maintained by the Servicer.

“Condemnation Proceeds” shall have the meaning assigned to such term or any one or more analogous terms in the Servicing Agreement.

“Conduit” shall have the meaning assigned to such term in Section 19(g).

“Conduit Credit Enhancer” shall have the meaning assigned to such term in Section 19(g).

“Conduit Inventory Loan” shall have the meaning assigned to such term in Section 19(g).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise.

“Control Appraisal Period” means any period, with respect to the Mortgage Loan, if and for so long as:

(a)       (1) the initial Junior Note Principal Balance minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by the Junior Noteholder, the Junior Note after the date of creation of the Junior Note, (y) any Appraisal Reduction Amount for the

Mortgage Loan that is allocated to the Junior Note and (z) any losses realized with respect to any Mortgaged Property or the Mortgage Loan that are allocated to the Junior Note, plus (3) the Threshold Event Collateral then held by the Servicer, is less than

(b)       twenty-five percent (25%) of the initial Junior Note Principal Balance.

“Controlling Noteholder” shall mean as of any date of determination (i) the Junior Noteholder, unless a Control Appraisal Period has occurred and is continuing or (ii) if a Control Appraisal Period has occurred and is continuing, the Note A-1 Noteholder; provided that, if the Junior Noteholder would be the Controlling Noteholder pursuant to the terms hereof, but any interest in the Note of the Junior Noteholder is held by the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, or the Mortgage Loan Borrower or Mortgage Loan Borrower Related Party would otherwise be entitled to exercise the rights of the Controlling Noteholder, a Control Appraisal Period shall be deemed to have occurred with respect to such Junior Noteholder. As of the date hereof, the Controlling Noteholder shall be the Junior Noteholder. At any time that the Note A-1 Noteholder is the Controlling Noteholder and Note A-1 is included in a Securitization, the rights of the “Controlling Noteholder” may be exercised by the holders of the majority of the class of securities issued in such Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Noteholder” hereunder, as and to the extent provided in the Servicing Agreement (and the applicable Servicing Agreement shall contain limitations on the rights of the Controlling Noteholder that can be exercised by a certificate holder that is the Mortgage Loan Borrower or has certain relationships with the Mortgage Loan Borrower).

“Corrected Mortgage Loan” shall have (i) prior to the Securitization Date, the meaning assigned to such term in the Model PSA or such other analogous term used in the Model PSA and (ii) from and after the Securitization Date, shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Credit Risk Retention Rule” shall mean the final rule that was promulgated to implement the credit risk retention requirements (which such joint final rule has been codified, inter alia, at 17 C.F.R. § 246), under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (79 F.R. 77601; pages 77740-77766), as such rule may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Federal Housing Finance Agency, the Securities and Exchange Commission and the Department of Housing and Urban Development in the adopting release (79 F.R. 77601 et seq.) or by the staff of any such agency, or as may be provided by any such agency or its staff from time to time, in each case, as effective from time to time.

“Cure Period” shall have the meaning assigned to such term in Section 11(a).

“DBRS” shall mean DBRS, Inc., and its successors in interest.

“Default Interest” shall mean interest on the Mortgage Loan at a rate per annum equal to the Note Default Interest Spread.

“Defaulted Mortgage Loan” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Defaulted Mortgage Loan Purchase Price” shall mean the sum, without duplication, of (a) the Principal Balance of the Senior Notes, (b) accrued and unpaid interest thereon at the Senior Note Rate, from the date as to which interest was last paid in full by Mortgage Loan Borrower up to and including the end of the interest accrual period relating to the Monthly Payment Date next following the date the purchase occurred, (c) any other amounts due under the Mortgage Loan, other than Prepayment Premiums, default interest, late fees, exit fees and any other similar fees, provided that if the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party is the purchaser, the Defaulted Mortgage Loan Purchase Price shall include Prepayment Premiums, default interest, late fees, exit fees and any other similar fees, (d) any unreimbursed property protection or servicing Advances and any expenses incurred in enforcing the Mortgage Loan Documents (including, without limitation, servicing Advances payable or reimbursable to any Servicer, and earned and unpaid special servicing fees), (e) any accrued and unpaid Advance Interest Amount, (f) (i) if the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party is the purchaser or (ii) if the Senior Notes are purchased after ninety (90) days after such option first becomes exercisable pursuant to Section 12 of this Agreement, any liquidation or workout fees payable under the Securitization Servicing Agreement with respect to the Senior Notes and (g)  any Recovered Costs not reimbursed previously to the Senior Notes pursuant to this Agreement. If the Mortgage Loan is converted into a REO Property, for purposes of determining the Defaulted Mortgage Loan Purchase Price, interest will be deemed to continue to accrue at the Senior Note Rate on the Senior Note Principal Balance, as if the Mortgage Loan were not so converted. In no event shall the Defaulted Mortgage Loan Purchase Price include amounts due or payable to the Junior Noteholder under this Agreement.

“Defaulted Note Purchase Date” shall have the meaning assigned to such term in Section 12.

“Determination Date” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Due Date” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Escrow Payment” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Event of Default” shall mean, with respect to the Mortgage Loan, an “Event of Default” as defined in the Mortgage Loan Documents.

“Excluded Information” (i) prior to the Securitization Date, shall have the meaning assigned to such term in the Model PSA or such other analogous term used in the

Model PSA and (ii) from and after the Securitization Date, shall have the meaning assigned to such term or such other analogous term used in the Servicing Agreement.

“Fitch” shall mean Fitch Ratings, Inc., and its successors in interest.

“Guarantor” shall have the meaning assigned to such term in the Mortgage Loan Documents.

“Holder” shall mean the Note A-1 Holder, the Note A-2 Holder or the Junior Noteholder, as the context indicates.

“Initial Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Junior Noteholder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Noteholders” shall mean Natixis, in its capacity as the initial holder of Note A-1, Note A-2, and Note B.

“Initial Senior Noteholders” shall have the meaning assigned to such term in the preamble to this Agreement.

“Insolvency Proceeding” shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning the Mortgage Loan Borrower, any action for the dissolution of the Mortgage Loan Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of the Mortgage Loan Borrower for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of the Mortgage Loan Borrower or any other action concerning the adjustment of the debts of the Mortgage Loan Borrower, the cessation of business by the Mortgage Loan Borrower, except following a sale, transfer or other disposition of all or substantially all of the assets of the Mortgage Loan Borrower in a transaction permitted under the Mortgage Loan Documents; provided, however, that following any such permitted transaction affecting the title to the Mortgaged Property, the Mortgage Loan Borrower for purposes of this Agreement shall be defined to mean the successor owner of the Mortgaged Property from time to time as may be permitted pursuant to the Mortgage Loan Documents; provided, further, however, that for the purposes of this definition, in the event that more than one entity comprises the Mortgage Loan Borrower, the term “Mortgage Loan Borrower” shall refer to any such entity.

“Insurance Proceeds” shall have the meaning assigned to such term or any one or more analogous terms in the Servicing Agreement.

“Interest Rate” shall have the meaning assigned to the term “Interest Rate” in the Mortgage Loan Documents.

“Interim Servicing Agreement” shall mean at such time that the Mortgage Loan is not serviced pursuant to the Securitization Servicing Agreement, that certain Servicing Agreement, dated as of March 5, 2003, between Natixis (formerly known as CDC Mortgage Capital Inc.), as owner, and Midland Loan Services, Inc., as servicer; provided that, in the event that a Securitization of a Senior Note has not occurred within sixty (60) days after the date hereof, then the Noteholders will negotiate in good faith and enter into a standalone servicing agreement on the same material terms and with the same material rights and obligations as set forth in the Interim Servicing Agreement and otherwise reasonably acceptable to the Noteholders. The Senior Noteholders shall not, without the consent of the Junior Noteholder, consent to any amendment or modification to such Interim Servicing Agreement to the extent such amendment or modification would materially and adversely affect the Mortgage Loan or the Junior Noteholder’s rights with respect thereto (as reasonably determined by the Junior Noteholder).

“Intervening Trust Vehicle” with respect to any Securitization Vehicle that is a CLO, shall mean a trust vehicle or entity which holds the Junior Note as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CLO.

“Junior Note” shall have the meaning assigned to such term in the recitals.

“Junior Noteholder” shall mean the Initial Junior Noteholder, or any subsequent holder of the Junior Note.

“Junior Note Default Rate” shall mean a rate per annum equal to the Junior Note Rate plus the Note Default Interest Spread.

“Junior Note Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Junior Note Principal Balance and the denominator of which is the sum of the Senior Note Principal Balance and the Junior Note Principal Balance.

“Junior Note Principal Balance” shall mean, at any time of determination, the initial Junior Note Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon or reductions in such amount pursuant to Section 3, 4 or 5, as applicable.

“Junior Note Rate” shall mean the Junior Note Rate set forth on the Mortgage Loan Schedule.

“Junior Note Relative Spread” shall mean the ratio of the Junior Note Rate to the Mortgage Loan Rate.

“Junior Operating Advisor” shall mean, with respect to the Mortgage Loan, the advisor appointed pursuant to Section 6(a).

“Kroll” shall mean Kroll Bond Rating Agency, Inc., or its successor in interest.

“Lead Depositor” shall mean the Person selected by the Lead Senior Noteholder to create the Securitization Trust.

“Lead Securitization” shall mean during the period (a) from and after the Note A-2 Securitization Date and prior to the Note A-1 Securitization Date, the Note A-2 Securitization and (b) from and after the Note A-1 Securitization Date, the Note A-1 Securitization.

“Lead Securitization Trust” shall mean during the period (a) from and after the Note A-2 Securitization Date and prior to the Note A-1 Securitization Date, the trust established under the Note A-2 PSA and, (b) from and after the Note A-1 Securitization Date, the trust established under the Note A-1 Securitization.

“Lead Senior Note” shall mean (i) during the period from and after the Note A-2 Securitization Date, Note A-2 and prior to the Note A-1 Securitization Date; and (ii) from and after the Note A-1 Securitization Date, Note A-1.

“Lead Senior Noteholder” shall mean the holder of the Lead Senior Note.

“Lead Servicer” shall mean (a) during the period from and after the Note A-2 Securitization Date and prior to the Note A-1 Securitization Date, the servicer and/or special servicer designated under the Note A-2 PSA and, (b) from and after the Note A-1 Securitization Date, the servicer and/or special servicer designated under the Note A-1 PSA.

“Lead Trustee” shall mean (a) during the period from and after the Note A-2 Securitization Date and prior to the Note A-1 Securitization Date, the Note A-2 Trustee and, (b) from and after the Note A-1 Securitization Date, the trustee designated under the Note A-1 Securitization.

“Lender” shall have the meaning assigned to such term in the Mortgage.

“Liquidation Proceeds” (i) prior to the Securitization Date, shall mean the amount (other than insurance proceeds, condemnation awards or amounts required to be paid to the Mortgage Loan Borrower or other Persons pursuant to the Mortgage Loan Documents or applicable law) received in connection with (y) the liquidation of a Specially Serviced Mortgage Loan through a trustee’s sale, foreclosure sale or otherwise or (z) a sale of the Mortgage Loan or an REO Property in accordance with this Agreement and (ii) from and after the Securitization Date, shall have the meaning assigned to such term in the Servicing Agreement or any one or more analogous terms in the Servicing Agreement.

“Loan Agreement” shall mean that certain Loan Agreement, dated as of August 9, 2017, between Natixis, as lender, and Mortgage Loan Borrower, as borrower, as the same may be further amended, restated, renewed, extended, modified or supplemented from time to time, subject to the terms hereof.

“Major Decision” shall mean:

(i) prior to the Securitization Date:

(a)       any proposed or actual foreclosure upon or comparable conversion (which shall include acquisitions of any REO Property) of the ownership of the Mortgaged Property;

(b)       any modification, consent to a modification or waiver of any monetary term (other than late fees and Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding late fees and default interest) of the Mortgage Loan or any extension of the maturity date of the Mortgage Loan;

(c)       any sale of a Defaulted Mortgage Loan or REO Property for less than the applicable Purchase Price;

(d)       any determination to bring the Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at the Mortgaged Property or an REO Property;

(e)       requests for property releases or substitutions, other than (i) the release of collateral securing the Mortgage Loan in connection with a defeasance of such collateral, (ii) immaterial condemnation actions and other similar takings or (iii) as required pursuant to the specific terms of the Mortgage Loan Documents and for which there is no material lender discretion;

(f)        any waiver of or determination not to enforce a “due on sale” or “due on encumbrance” clause with respect to the Mortgage Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or direct or indirect interests in the Mortgage Loan Borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the Loan Agreement or related to an immaterial easement, right of way or similar agreement;

(g)       any amendment, modification or termination of any Management Agreement (as defined in the Loan Agreement) and any property management company changes, including, without limitation, approval of the termination of the existing property manager and appointment of a new property manager, or franchise changes with respect to a Mortgage Loan, in each case for which the lender is required to consent or approve such changes under the Mortgage Loan Documents;

(h)       releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the Mortgage Loan Documents and for which there is no lender discretion;

(i)        any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in the Mortgage Loan Borrower, Guarantor or other guarantor, indemnitor or obligor releasing the Mortgage Loan Borrower, Guarantor or other guarantor, indemnitor or obligor from liability under the Mortgage Loan other than pursuant to the specific terms of the Mortgage Loan and for which there is no lender discretion;

(j)        any filing of a bankruptcy or similar action against the Mortgage Loan Borrower or Guarantor or the election of any action in a bankruptcy or Insolvency Proceeding to seek relief from the automatic stay or dismissal of a bankruptcy filing or voting for or opposing a plan of reorganization, seeking or opposing an order for adequate protection, adequate assurance, a Section 363 sale, order shortening time or similar motion of procedure in an Insolvency Proceeding or making an Section 1111(b)(2) election on behalf of the Noteholders;

(k)       any notice of foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(l)        any determination of an Acceptable Insurance Default;

(m)      any exercise of a material remedy with respect to the Mortgage Loan following a default or event of default under the Loan Documents;

(n)       any modification, consent to a modification or waiver of any material term of any Intercreditor Agreement or similar agreement related to the Mortgage Loan or any action to enforce rights with respect with respect to the Mortgage Loan;

(o)       any consent to incurrence of additional debt by the Mortgage Loan Borrower or mezzanine debt by a direct or indirect parent of a Mortgage Loan Borrower, to the extent the lender’s approval is required under the related Mortgage Loan documents;

(p)       the execution, termination, modification, waiver or amendment of any ground lease or any Material Lease (as defined in the Loan Agreement) or the granting of a subordination and non-disturbance or attornment agreement in connection with any ground lease or Material Lease, in each case to the extent Lender approval is required under the Mortgage Loan Documents;

(q)       the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the Mortgage Loan Borrower;

(r)        any proposed modification or waiver of the types, nature or amount of insurance coverage required to be obtained by the Mortgage Borrower;

(s)       any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property, in each case, to the extent the lender has discretion under the related Mortgage Loan documents; and

(t)        approval of the Annual Budget (as defined in the Loan Agreement) to the extent the Lender’s consent is required under the Loan Agreement; and

(ii) from and after the Securitization Date, the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Master Servicer” shall (a) mean as of the date hereof, Midland Loan Services, Inc., pursuant to the Interim Servicing Agreement and (b) to the extent a subsequent Servicing Agreement is executed pursuant to and in accordance with the terms hereof, have the meaning assigned to such term in the Servicing Agreement.

“Master Servicer Remittance Date” shall mean:

(a)       with respect to the Lead Senior Note, the “Master Servicer Remittance Date” (or analogous term) as defined in the Servicing Agreement;

(b)       with respect to the Non-Lead Senior Note, the earlier of the “Master Servicer Remittance Date” (or analogous term) as defined in the Servicing Agreement and the Business Day after the “Determination Date” (or analogous term) as defined in the Servicing Agreement; provided, however, that no remittance is required to be made until two (2) Business Days after receipt of the scheduled monthly payment with respect to the Mortgage Loan; and

(c)       with respect to Note B, the Business Day after the “Determination Date” (or analogous term) as defined in the Securitization Servicing Agreement; provided, however, that no remittance is required to be made until two (2) Business Days after receipt of the scheduled monthly payment with respect to the Mortgage Loan.

“Model PSA” shall mean the Pooling and Servicing Agreement for the CSAIL 2017-C8 transaction, among Credit Suisse Commercial Mortgage Securities Corp., as depositor, Wells Fargo Bank, National Association, as master servicer, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer, Wells Fargo Bank, National Association, as certificate administrator, Wilmington Trust, National Association, as trustee, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer, a copy of which is available from Natixis upon request.

“Monetary Default” shall have the meaning assigned to such term in Section 11(a).

“Monetary Default Notice” shall have the meaning assigned to such term in Section 11(a).

“Monthly Debt Service Payment Amount” shall have the meaning assigned to such term or an analogous term in the Loan Agreement.

“Monthly Payment” shall mean have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Monthly Payment Date” shall mean the Payment Date (as defined in the Mortgage Loan Documents).

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors in interest.

“Morningstar”: Morningstar Credit Ratings, LLC, or any of its successors in interest, assigns, and/or changed entity name or designation resulting from any acquisition by Morningstar, Inc. or other similar entity of Realpoint LLC.

“Mortgage” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Borrower” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Borrower Related Party” (i) prior to the Securitization Date, shall have the meaning assigned to the term “Borrower Party” in the Model PSA or such other analogous term used in the Model PSA and (ii) from and after the Securitization Date, shall have the meaning assigned to the term “Borrower Party” in the Servicing Agreement or such other analogous term used therein.

“Mortgage Loan Documents” shall mean, with respect to the Mortgage Loan, the Mortgage, the Note, the Loan Agreement and all other documents now or hereafter evidencing and securing or guaranteeing the Mortgage Loan.

“Mortgage Loan Schedule” shall mean the Schedule attached hereto as Exhibit A.

“Mortgage Loan Rate” shall mean, as of any date of determination, the weighted average of the Senior Note Rate and the Junior Note Rate.

“Mortgaged Property” shall have the meaning assigned to such term in the recitals.

“Net Junior Note Rate” shall mean the Junior Note Rate minus the Servicing Fee Rate.

“Net Senior Note Rate” shall mean the Senior Note Rate minus the Servicing Fee Rate.

“Non-Exempt Person” shall mean any Person other than a Person who is either (i) a U.S. Person or (ii) has on file with the Agent for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit the Lead Senior Noteholder to make such payments free of any obligation or liability for withholding.

“Non-Controlling Senior Noteholder” shall mean each of Note A-1 (solely during such time as the Junior Noteholder is the Controlling Noteholder) and Note A-2.

“Non-Lead Master Servicer” shall mean, from and after the Note A-1 Securitization Date, the master servicer designated under the Note A-2 PSA.

“Non-Lead Securitization” shall mean any Securitization of the Note A-2 in a Securitization Trust that is not the Lead Securitization.

“Non-Lead Securitization Servicing Agreement” shall mean the servicing agreement for the related Non-Lead Securitization.

“Non-Lead Senior Note” shall mean during the period (i) from and after the Note A-2 Securitization Date and prior to the Note A-1 Securitization Date, Note A-1 and (ii) from and after the Note A-1 Securitization Date, Note A-2.

“Non-Lead Senior Noteholder” shall mean the holder of the Non-Lead Senior Note.

“Non-Lead Servicer” shall mean the Non-Lead Master Servicer or Non-Lead Special Servicer, as applicable.

“Non-Lead Special Servicer” shall mean, from and after the Note A-1 Securitization Date, the special servicer designated under the Note A-2 PSA.

“Non-Lead Trustee” shall mean, from and after the Note A-1 Securitization Date, the trustee designated under the Note A-2 PSA.

“Non-Monetary Default” shall have the meaning assigned to such term in Section 11(d).

“Non-Monetary Default Cure Period” shall have the meaning assigned to such term in Section 11(d).

“Non-Monetary Default Notice” shall have the meaning assigned to such term in Section 11(d).

“Noteholder” shall mean any of the Senior Noteholders and the Junior Noteholder, as applicable.

“Noteholder Purchase Notice” has the meaning assigned to such term in Section 12.

“Note” shall mean any of the Senior Notes and the Junior Note, as applicable.

“Note A-1” shall have the meaning assigned to such term in the recitals.

“Note A-1 Holder” shall mean Natixis, or any subsequent holder of the Note A-1.

“Note A-1 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-1 Principal Balance and the denominator of which is the sum of the Note A-1 Principal Balance, the Note A-2 Principal Balance and the Junior Note Principal Balance.

“Note A-1 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Note A-1 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-1 Holder or reductions in such amount pursuant to Section 3, 4 or 5, as applicable.

“Note A-1 PSA” shall mean the “pooling and servicing agreement” entered into in connection with the Note A-1 Securitization.

“Note A-1 Rate” shall mean the Note A-1 Rate set forth on the Mortgage Loan Schedule.

“Note A-1 Securitization” shall mean the sale by the Note A-1 Holder of Note A-1 to a depositor who will in turn include Note A-1 as part of the securitization of one or more mortgage loans.

“Note A-2” shall have the meaning assigned to such term in the recitals.

“Note A-2 Holder” shall mean Natixis or any subsequent holder of Note A-2.

“Note A-2 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-2 Principal Balance and the denominator of which is the sum of the Note A-1 Principal Balance, the Note A-2 Principal Balance and the Junior Note Principal Balance.

“Note A-2 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Note A-2 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-2 Holder or reductions in such amount pursuant to Section 3, 4 or 5, as applicable.

“Note A-2 PSA” shall mean the “pooling and servicing agreement” entered into in connection with the Note A-2 Securitization.

“Note A-2 Rate” shall mean the Note A-2 Rate set forth on the Mortgage Loan Schedule.

“Note A-2 Securitization” shall mean the sale by the Note A-2 Holder of Note A-2 to a depositor who will in turn include Note A-2 as part of the securitization of one or more mortgage loans.

“Note A-2 Securitization Date” shall mean the closing date of the Note A-2 Securitization.

“Note A-2 Trustee” shall have the meaning assigned to such term in the recitals.

“Note Default Interest Spread” shall mean a rate per annum equal to five percent (5%); provided, however, that if the weighted average of the Senior Note Default Rate and the Junior Note Default Rate would exceed the maximum rate permitted by applicable law, the note default interest spread shall equal (i) the rate at which the weighted average of the Senior Note Default Rate and the Junior Note Default Rate equals the maximum rate permitted by applicable law minus (ii) the Interest Rate.

“Note Pledgee” shall have the meaning assigned to such term in Section 19(f).

“Note Rate” shall mean either of the Senior Note Rate and the Junior Note Rate, as applicable.

“Note Register” shall have the meaning assigned to such term in Section 21.

“Percentage Interest” shall mean, with respect to the Note A-1 Holder, the Note A-1 Percentage Interest, with respect to the Note A-2 Holder, the Note A-2 Percentage Interest and with respect to the Junior Noteholder, the Junior Note Percentage Interest, as each may be adjusted from time to time.

“Permitted Fund Manager” shall mean any Person that on the date of determination is (i) one of the entities on Exhibit C attached hereto and made a part hereof or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $100,000,000 and (iii) not subject to a proceeding relating to the bankruptcy, insolvency, reorganization or relief of debtors.

“Person” shall have the meaning assigned to such term in the Servicing Agreement.

“Pledge” shall have the meaning assigned to such term in Section 19(f).

“Prepayment Premium” shall mean, with respect to the Mortgage Loan, any prepayment premium, spread maintenance premium, yield maintenance premium or similar fee required to be paid in connection with a prepayment of the Mortgage Loan pursuant to the Mortgage Loan Documents, including any exit fee.

“Principal Balance” shall mean any of the Note A-1 Principal Balance, the Note A-2 Principal Balance and the Junior Note Principal Balance, as applicable.

“Purchase Price” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“P&I Advance” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Qualified Institutional Lender” shall mean each of the Initial Noteholders and any Affiliate of the foregoing or any other Person that is:

(a)           an entity Controlled (as defined below) by, under common Control with or Controlling any of the Initial Senior Noteholders or the Initial Junior Noteholder, or

(b)           one or more of the following:

(i)         an insurance company, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan, or

(ii)        an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an “institutional accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, or

(iii)       a Qualified Trustee (or in the case of a CLO, a single purpose bankruptcy remote entity which contemporaneously assigns or pledges its Junior Note, or a participation interest therein (or any portion thereof) to a Qualified Trustee) in connection with (a) a securitization of, (b) the creation of collateralized debt obligations (“CLO”) secured by, or (c) a financing through an “owner trust” of, any or all of the Junior Note (any of the foregoing, a “Securitization Vehicle”), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies that assigned a rating to one or more classes of securities issued in connection with a securitization (it being understood that with respect to any Rating Agency that assigned such a rating to the securities issued by such Securitization Vehicle, a Rating Agency Confirmation will not be required in connection with a transfer of a Junior Note to such Securitization Vehicle); (2) in the case of a Securitization Vehicle that is not a CLO, the special servicer of such Securitization Vehicle has a Required Special Servicer Rating (such entity, an “Approved Servicer”) and such Approved Servicer is required to service and administer such Junior Note in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CLO, the CLO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CLO Asset Manager which is a Qualified Institutional Lender, are each a Qualified Institutional Lender under clauses (i), (ii), (iv) or (v) of this definition, or

(iv)       an investment fund, limited liability company, limited partnership or general partnership, in which (A) Natixis, (B) a person that is otherwise a Qualified Institutional Lender under clause (i), (ii) or (v) (with respect to an institution substantially similar to the entities referred to in clause (i) or (ii) above), or (C) a Permitted Fund Manager, acts as a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such investment vehicle and provided that at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise either (a) Qualified Institutional Lenders (without regard to the capital surplus/equity and total asset requirements set forth below in this definition), or (b) meet the capital surplus/equity and total asset requirements set forth below in this definition, or

(v)        an institution substantially similar to any of the foregoing, and in the case of any entity referred to in clauses (b)(i), (ii), (iii)(a), (iv)(B) or (v) of this definition, (x) such entity has at least $100,000,000 in capital/statutory surplus or shareholders’ equity including uncalled capital commitments (except with respect to a pension advisory firm or similar fiduciary) and at least $250,000,000 in total assets including uncalled capital commitments (in name or under management), and (y) is regularly engaged in the business of making or owning (or, in the case of a pension advisory firm or similar fiduciary, regularly engaged in managing investments in) commercial real estate loans (or interests therein) similar to the Mortgage Loan (or mezzanine loans with respect thereto) or owning or operating commercial real estate properties; provided that, in the case of the entity described in clause (iv) (B) above, the requirements of this clause (y) may be satisfied by a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such entity, or

(c)           any entity Controlled (as defined below) by any of the entities described in clause (b) above or approved by the Rating Agencies hereunder as a Qualified Institutional Lender for purposes of this Agreement.

For purposes of this definition only, “Control” means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise (“Controlled” and “Controlling” have the meaning correlative thereto).

“Qualified Trustee” means (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the applicable Rating Agencies.

“Rating Agencies” shall mean any of (a) S&P, (b) Moody’s, (c) Fitch, (d) DBRS, (e) Kroll and (f) Morningstar or, if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency designated by a Senior Noteholder; provided, however, that at any time during which a Senior Note is an asset of a Securitization, “Rating Agencies” or “Rating Agency” shall have the meaning assigned to such term in the Servicing Agreement.

“Rating Agency Confirmation” shall mean prior to a Securitization with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or other acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought shall be deemed to satisfy the requirement for the Rating Agency Confirmation from each Rating Agency with respect to such matter and after a Securitization, the meaning given thereto or any analogous term in the Securitization Servicing Agreement including any deemed Rating Agency Confirmation.

“Recovered Costs” shall mean any amounts referred to in clauses (d) and/or (e) of the definition of “Defaulted Mortgage Loan Purchase Price” that, at the time of determination, had been previously paid or reimbursed to any Servicer from sources other than collections on or in respect of the Mortgage Loan or the Mortgaged Property (including, without limitation, from collections on or in respect of loans other than the Mortgage Loan).

“Redirection Notice” shall have the meaning assigned to such term in Section 19(f).

“Relative Spread” shall mean Senior Note Relative Spread or Junior Note Relative Spread, as the context may require.

“REMIC” shall mean a real estate mortgage investment conduit within the meaning of Section 860D(a) of the Code.

“REMIC Provisions” shall mean provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“Required Special Servicer Rating” shall mean (i) a rating of “CSS3” in the case of Fitch, (ii) being on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer in the case of S&P, (iii) in the case of Moody’s or Morningstar, as applicable, such special servicer is acting as special servicer for one or more loans included in a commercial mortgage loan securitization that was rated by Moody’s or Morningstar, as applicable, within the twelve (12) month period prior to the date of determination, and Moody’s or Morningstar, as applicable, has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch publicly citing the continuation of such special servicer as special servicer of such commercial mortgage loans as the sole or material factor in such ratings action and (iv) in the case of DBRS, within the twelve (12) month period prior to the date of determination, such special servicer has acted as special servicer for one or more loans included in a commercial mortgage loan securitization that was rated by DBRS and DBRS has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage loans as a material reason for such downgrade or withdrawal..

“REO Loan” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“REO Property” (i) prior to the Securitization Date, shall mean any Mortgaged Property title to which has been acquired by a Servicer on behalf of the Noteholders through foreclosure, deed in lieu of foreclosure or otherwise and (ii) from and after the Securitization Date, shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“S&P” shall mean S&P Global Ratings, and its successors in interest.

“Scheduled Amortization Payment” means the scheduled monthly amortization payment specified in Schedule 7 of the Loan Agreement.

“Securitization” shall mean one or more sales by a Senior Noteholder of all or a portion of the Senior Notes to a depositor, who will in turn include such portion of the Senior Notes as part of a securitization of one or more mortgage loans.

“Securitization Date” shall mean the effective date on which the first Securitization of a Senior Note or portion thereof is consummated.

“Securitization Operating Advisor” shall mean the operating advisor under the Securitization Servicing Agreement, if any.

“Securitization Servicing Agreement” shall mean a pooling and servicing agreement, substantially in the form of the Model PSA (and where such pooling and servicing agreement is not substantially the same as the Model PSA, if the changes would materially and adversely affect the Mortgage Loan or the Junior Noteholder’s rights with respect thereto (as reasonably determined by the Junior Noteholder), the changes are reasonably acceptable to the Junior Noteholder), to be entered into in connection with the Securitization, by and among (a) the Trustee, (b) the Person who serves as master servicer from and after the Securitization Date, (c) the Person which serves as special servicer from and after the Securitization Date, (d) the Person who services as operating advisor from and after the Securitization Date and (e) the Lead Depositor, and any other additional Persons that may be party to such pooling and servicing agreement; provided that it is acknowledged that such agreement is subject in all respects to changes (i) required by the Code relating to the tax elections of the related Securitization Trust, (ii) required by law or changes in any law, rule or regulation and (iii) requested by the Rating Agencies or any purchaser of subordinate certificates. The Servicing Standard in the Securitization Servicing Agreement shall require, among other things, that each Servicer, in servicing the Mortgage Loan, must take into account the interests of each Noteholder (taking into account that the Junior Note is junior to the Senior Notes).

During the period (i) from and after the Note A-2 Securitization Date and prior to the Note A-1 Securitization Date, the Securitization Servicing Agreement shall be the Note A-2 PSA and (ii) from and after the Note A-1 Securitization Date, the Securitization Servicing

Agreement shall be the Note A-1 PSA; provided that in the event the Lead Senior Note is no longer an asset of the trust fund created pursuant to the Securitization Servicing Agreement, the term “Securitization Servicing Agreement” shall refer to the subsequent servicing agreement entered into pursuant to Section 2.

“Securitization Trust” shall mean a trust formed pursuant to a Securitization pursuant to which the Junior Note or a Senior Note is held.

“Senior Note” shall have the meaning assigned to such term in the recitals.

“Senior Noteholder” shall mean each Initial Senior Noteholder, or any subsequent holder of a Senior Note.

“Senior Note Default Rate” shall mean a rate per annum equal to the Senior Note Rate plus the Note Default Interest Spread.

“Senior Note Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Senior Note Principal Balance and the denominator of which is the sum of the Senior Note Principal Balance and the Junior Note Principal Balance.

“Senior Note Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the initial Senior Note Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Senior Noteholders or reductions in such amount pursuant to Section 3, 4 or 5, as applicable.

“Senior Note Rate” shall mean the Senior Note Rate set forth on the Mortgage Loan Schedule.

“Senior Note Relative Spread” shall mean the ratio of the Senior Note Rate to the Mortgage Loan Rate.

“Sequential Pay Event” shall mean any Event of Default with respect to an obligation to pay money due under the Mortgage Loan or any other Event of Default which causes the Mortgage Loan to become a Specially Serviced Mortgage Loan or any bankruptcy or insolvency event that constitutes an Event of Default. A Sequential Pay Event shall no longer exist to the extent it has been cured (including any cure payment made by the Controlling Noteholder in accordance with Section 11) and shall not be deemed to exist to the extent any Junior Noteholder is exercising its cure rights under Section 11.

“Servicer” shall mean the Master Servicer or the Special Servicer, as the context may require.

“Servicer Termination Event” (i) prior to the Securitization Date, shall have the meaning assigned to such term in the Model PSA or such other analogous term used in the Model PSA and (ii) from and after the Securitization Date, shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Servicing Agreement” shall mean, with respect to the Mortgage Loan, prior to the Securitization Date, the Interim Servicing Agreement, and, from and after the Securitization Date, the Securitization Servicing Agreement.

“Servicing Fee Rate” shall have the meaning assigned to such term in the Servicing Agreement.

“Servicing Standard” (x) prior to the Securitization Date, shall refer to the procedures that the Master Servicer, as an independent contractor, follows in order to service and administer the Mortgage Loan and administer REO Property solely on behalf of the Noteholders (as a collective whole as if such Noteholders constituted one lender, it being understood that the Junior Note is subordinate to the Senior Notes, subject to the terms and conditions of this Agreement) (as determined by the Master Servicer in the exercise of its good faith and reasonable judgment), in accordance with applicable law, the terms of this Agreement and the Mortgage Loan Documents and, to the extent consistent with the foregoing, the following standards: (i) the higher of (a) the same manner in which and with the same care, skill, prudence and diligence with which the Master Servicer services and administers similar loans and administers foreclosed properties for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders in servicing their own loans and administering their own foreclosed properties, or (b) with the care, skill, prudence and diligence the Master Servicer uses for loans which it owns or for foreclosed properties it owns and administers; (ii) with a view to the timely collection of (a) all scheduled payments of principal and interest under the Mortgage Loan or, if the Mortgage Loan comes into and continues in default and if no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on the Mortgage Loan to the Noteholders (as a collective whole as if such Noteholders constitute a single lender, it being understood that the Junior Note is subordinate to the Senior Notes, subject to the terms of this Agreement) on a net present value basis and (b) any reimbursable expenses and other amounts due under the Mortgage Loan and (iii) without regard to:

(A)      any relationship that the Master Servicer or its affiliates may have with the Mortgage Loan Borrower or any of its affiliates;

(B)       the ownership of any other mezzanine loan by the Master Servicer or its affiliates;

(C)       its obligation to make Advances;

(D)      the right of the Master Servicer or its affiliates to receive reimbursement of costs, compensation or other fees (other than Advances), or the sufficiency of any compensation payable to it under this Agreement or with respect to any particular transaction; or

(E)       the ownership, servicing or management for others of any other loans or property by the Master Servicer; and

(y)       from and after the Securitization Date shall have the meaning assigned to such term in the Servicing Agreement.

“Servicing Transfer Event” (i) prior to the Securitization Date, shall have the meaning assigned to such term in the Model PSA or such other analogous term used in the Model PSA and (ii) from and after the Securitization Date, shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement, except that, as provided in Section 11(a)(iii), a Servicing Transfer Event shall be deemed not to have occurred for so long as the Junior Noteholder is exercising its cure right hereunder.

“Special Servicer” shall have the meaning assigned to such term in the Servicing Agreement.

“Specially Serviced Mortgage Loan” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

“Threshold Event Collateral” shall have the meaning assigned to such term in Section 5(i).

“Threshold Event Cure” shall have the meaning assigned to such term in Section 5(i).

“Transfer” shall mean any sale, assignment, transfer, pledge, syndication, participation, hypothecation, contribution, encumbrance or other disposition (either (i) directly or (ii) indirectly through entering into a derivatives contract or any other similar agreement, excluding a repo financing or a Pledge in accordance with Section 19(f)).

“Trustee” shall mean, with respect to any Securitization, the bank or trust company as may be selected by the applicable depositor and approved by the Rating Agencies to act as trustee for such Securitization, and shall include any fiscal agent and/or paying agent appointed for such Securitization.

“Unliquidated Advances” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“U.S. Person” shall mean a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 that is eligible to elect to be treated as a U.S. Person).

“Workout” shall mean any written modification, waiver, amendment or restructuring relating to a workout of the Mortgage Loan or the Note in connection with a Mortgage Loan default or a likely default.

Section 2.     Servicing.

(a)       Each Noteholder acknowledges and agrees that, subject in each case to this Agreement, the Mortgage Loan shall be serviced prior to the Securitization Date pursuant to the Interim Servicing Agreement and from and after the Securitization Date (except as otherwise set forth in Section 2(e)), pursuant to the Securitization Servicing Agreement, in each case, in accordance with this Agreement; provided that the Master Servicer shall not be obligated to advance monthly payments of principal or interest in respect of the Notes other than the Lead Senior Note (and the Non-Lead Master Servicer shall not be required to advance monthly payments of principal and interest in respect of the Notes other than the Non-Lead Senior Note) if such principal or interest is not paid by the Mortgage Loan Borrower but shall be obligated to advance delinquent real estate taxes, insurance premiums and other expenses related to the maintenance of the Mortgaged Property and maintenance and enforcement of the lien of the Mortgage thereon, subject to the terms of the Securitization Servicing Agreement. A Senior Noteholder may not amend or modify the Interim Servicing Agreement in any manner that materially and adversely increases the Junior Noteholder’s obligations or decreases Junior Holder’s rights without the prior written consent of Junior Noteholder in its sole and absolute discretion. The Junior Noteholder acknowledges that a Senior Noteholder may elect, in its sole discretion, to include its applicable Senior Note in a Securitization and agrees that it will reasonably cooperate with such Senior Noteholder, at such Senior Noteholder’s expense, to effect such Securitization. Subject to the terms and conditions of this Agreement, including, without limitation Section 2(c), each Noteholder hereby irrevocably and unconditionally consents to the appointment of the Master Servicer, Special Servicer and the Trustee under the Securitization Servicing Agreement by the Lead Depositor and agrees to reasonably cooperate with and consent with the Master Servicer and the Special Servicer with respect to the servicing of the Mortgage Loan in accordance with the Securitization Servicing Agreement and this Agreement. Each Noteholder hereby appoints the Master Servicer and the Trustee in the Lead Securitization as such Noteholder’s attorney-in-fact to sign any documents reasonably required with respect to the administration and servicing of the Mortgage Loan on its behalf under the Securitization Servicing Agreement (subject at all times to the rights of the Noteholder set forth herein and in the Servicing Agreement). In no event shall the Servicing Agreement require the Servicer to enforce the rights of any Noteholder or limit the Servicer in enforcing the rights of one Noteholder against any other Noteholder; however, this statement shall not be construed to otherwise limit the rights of one Noteholder with respect to any other Noteholder.

(b)       The Controlling Noteholder (or any Junior Operating Advisor appointed by it acting on its behalf) shall exercise the rights and powers granted to the “Controlling Holder”, “Directing Certificateholder” or “Directing Holder” (or similar term) under the Servicing Agreement with respect to the Mortgage Loan.

(c)       The Securitization Servicing Agreement shall contain the Servicing Standard. In no event may the Securitization Servicing Agreement change the interest or principal allocable to, or the amount of any payments due to, the Junior Noteholder or materially increase the Junior Noteholder’s obligations or materially decrease the Junior Noteholder’s rights, remedies or protections hereunder.

(d)       The Securitization Servicing Agreement shall contain provisions to the effect that:

(i)        any payments received on the Mortgage Loan shall be paid by the Master Servicer to each of the Noteholders in accordance with Sections 3 and 4 hereof on the Master Servicer Remittance Date;

(ii)       the Junior Noteholder shall be entitled to receive, and the Master Servicer and the Special Servicer shall provide, any information relating to the Mortgage Loan, the borrower or the Mortgaged Property as the Junior Noteholder may reasonably request and would be customarily in the possession of, or collected or known by, the Master Servicer or Special Servicer of mortgage loans similar to the Mortgage Loan and, in any event, all information that is required to be provided to holders of the securities issued by the Securitization Trust that includes other Notes but not limited to standard CREFC® reports, provided that if an interest in the Junior Note or the Junior Noteholder is held by the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, then the Junior Noteholder shall not be entitled to receive any Excluded Information;

(iii)      each Noteholder is an intended third party beneficiary in respect of the rights afforded it under the Securitization Servicing Agreement and may directly enforce such rights;

(iv)      the Securitization Servicing Agreement may not be amended without the consent of the Junior Noteholder if such amendment would materially and adversely affect the Mortgage Loan or the Junior Noteholder’s rights with respect thereto (as determined by the Junior Noteholder);

(v)       the Securitization Servicing Agreement shall contain, the additional provisions set forth on Schedule I;

(vi)      provide that any inconsistency between the Securitization Servicing Agreement and this Agreement shall be governed by and determined in accordance with the terms of the Agreement;

(vii)     recognize the respective rights and obligations of the Noteholders hereunder, including with respect to the making of payment to the Noteholders and the rights of the Noteholders to approve matters and make decisions hereunder; and

(viii)    require that the Servicer comply with the terms hereof and perform all obligations contemplated hereby to be performed by a Servicer.

(e)       Notwithstanding anything to the contrary contained in this Agreement, any obligation of the Servicer pursuant to the terms hereof shall be performed by the Master Servicer or the Special Servicer, as applicable, as set forth in the Servicing Agreement.

(f)        At any time after the Securitization Date that the Lead Senior Note is no longer subject to the provisions of the Securitization Servicing Agreement, the Lead Senior Noteholder shall cause the Mortgage Loan to be serviced pursuant to a servicing agreement mutually agreeable to the Senior Noteholders and the Junior Noteholder that contains servicing provisions which are the same as or more favorable to Junior Noteholder, in substance, to those in the Securitization Servicing Agreement and all references herein to the “Securitization Servicing Agreement” shall mean such subsequent servicing agreement; provided, however, that if a Non-Lead Senior Note is in a Securitization, then a Rating Agency Confirmation shall have been obtained from each Rating Agency with respect to such subsequent servicing agreement; provided, further, that until a replacement servicing agreement has been entered into, the Lead Senior Noteholder shall cause the Mortgage Loan to be serviced in accordance with the servicing provisions set forth in the Securitization Servicing Agreement as if such agreement was still in full force and effect with respect to the Mortgage Loan; provided, further, however, that until a replacement servicing agreement is in place, the actual servicing of the Mortgage Loan may be performed by any nationally recognized commercial mortgage loan servicer appointed by the Lead Senior Noteholder with the consent of the Junior Noteholder and does not have to be performed by the service providers set forth under the Securitization Servicing Agreement.

(g)       Upon the occurrence of the Note A-1 Securitization, the Lead Senior Noteholder shall give each other holder (and the applicable servicer and trustee, if any other Note is in a Securitization) notice of the Lead Securitization in writing (which may be by e-mail) prior to or promptly following the related Securitization Date. Such notice shall contain contact information for each of the parties to the related Securitization Servicing Agreement and the identity of the controlling class representative under such Securitization Servicing Agreement. In addition, after the closing of the Note A-1 Securitization, the related Lead Senior Noteholder shall send a copy of the related Securitization Servicing Agreement to each of the other holders.

(h)       The Non-Lead Securitization Servicing Agreement shall contain the provisions set forth in Schedule II.

Section 3.     Payments Prior to a Sequential Pay Event. The Junior Note and the right of the Junior Noteholder to receive payments of interest, principal and other amounts with respect to such Junior Note shall at all times be junior, subject and subordinate to the Senior Notes and the right of the Senior Noteholders to receive payments of interest, principal and other amounts with respect to the Senior Notes as set forth herein. If no Sequential Pay Event, as determined by the applicable Servicer, shall have occurred and be continuing, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof, whether received in the form of Monthly Payments, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan or Insurance Proceeds or Condemnation Proceeds (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions), but excluding (x) all amounts for required reserves or escrows required by the Mortgage Loan Documents (to the extent, in accordance with the terms of the Mortgage Loan Documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the Servicer under the Servicing Agreement and (y) all amounts that are then due, payable or reimbursable to any Servicer, Securitization Operating Advisor, Certificate Administrator or Trustee with respect to this Mortgage Loan pursuant to the Servicing Agreement, shall be applied by the Lead Senior Noteholder (or its designee) and distributed by the Lead Senior Noteholder (or the Servicer on its behalf) for payment in the following order of priority without duplication (and payments shall be made at such times as are set forth in the Servicing Agreement):

(a)       first, to the Senior Noteholders in an amount equal to the accrued and unpaid interest on the Senior Note Principal Balance at the Net Senior Note Rate;

(b)       second, to the Senior Noteholders in an amount equal to the Senior Note Percentage Interest of principal payments received, if any, with respect to such Monthly Payment Date with respect to the Mortgage Loan (but excluding the Scheduled Amortization Payment);

(c)       third, to the Senior Noteholders up to the amount of any unreimbursed costs and expenses paid by the Senior Noteholders including any Recovered Costs not previously reimbursed to the Senior Noteholders with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(d)       fourth, to the extent the to the extent the Junior Noteholder has made any payments or advances to cure defaults pursuant to Section 11, to reimburse the Junior Noteholder for all such cure payments;

(e)       fifth, to the Junior Noteholder in an amount equal to the accrued and unpaid interest on the Junior Note Principal Balance at the Net Junior Note Rate;

(f)        sixth, to the Junior Noteholder in an amount equal to (1) the Scheduled Amortization Payment and (2) the Junior Note Percentage Interest of other principal payments received, if any, with respect to such Monthly Payment Date with respect to the Mortgage Loan;

(g)       seventh, to the Junior Noteholder up to the amount of any unreimbursed costs and expenses paid by the Junior Noteholder including any Recovered Costs not previously reimbursed to the Junior Noteholder with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(h)       eighth, to the Senior Noteholders in the amount, if any, by which the Monthly Debt Service Payment amount exceeds the accrued and unpaid interest due on the principal balance of the Mortgage Loan and then current Scheduled Amortization Payments, to be applied as a reduction of the principal balance of the Senior Notes.

(i)        ninth, any Prepayment Premium, to the extent paid by the Mortgage Loan Borrower, shall be paid to the Senior Noteholders in an amount up to its pro rata interest therein, based on the product of the Senior Note Percentage Interest multiplied by its Relative Spread;

(j)        tenth, any Prepayment Premium, to the extent paid by the Mortgage Loan Borrower, shall be paid to the Junior Noteholder in an amount up to its pro rata interest therein, based on the product of the Junior Note Percentage Interest multiplied by its Relative Spread;

(k)       eleventh, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(h) and, as a result of a Workout the Principal Balance of the Junior Note has been reduced, such excess amount shall be paid to the Junior Noteholder in an amount up to the reduction, if any, of the Junior Note Principal Balance as a result of such Workout, plus interest on such amount at the related Junior Note Rate;

(l)        twelfth, to the extent default interest, late fees, assumption or transfer fees actually paid by the Mortgage Loan Borrower are not required to be otherwise applied under the Servicing Agreement, including, without limitation, to compensate a Servicer under the Servicing Agreement, any such default interest, late fees, assumption or transfer fees, to the extent actually paid by the Mortgage Loan Borrower, shall be paid to the Senior Noteholders and the Junior Noteholder, pro rata, based on their respective Percentage Interests; and

(m)      thirteenth, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(l), any remaining amount shall be paid pro rata to the Senior Noteholders and the Junior Noteholder in accordance with their respective initial Percentage Interests.

Payments to the Senior Noteholders set forth above shall be made to each of the Note A-1 Holder and the Note A-2 Holder, pro rata and pari passu, based on their respective Principal Balances.

Section 4.     Payments Following a Sequential Pay Event. Payments of interest and principal shall be made to the Noteholders in accordance with Section 3 of this Agreement; except, if a Sequential Pay Event, as determined by the applicable Servicer in accordance with this Agreement and the Servicing Agreement, shall have occurred and be continuing, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof (including without limitation amounts received by the Master Servicer or Special Servicer pursuant to the Servicing Agreement as reimbursements on account of recoveries in respect of Advances), whether received in the form of Monthly Payments, any proceeds from the sale or distribution of any REO Property, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan or Insurance Proceeds or Condemnation Proceeds (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions), but excluding (x) all amounts for required reserves or escrows required by the Mortgage Loan Documents to continue to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the Servicer under the Servicing Agreement and (y) all amounts that are then due, payable or reimbursable to any Servicer, Lead Securitization Operating Advisor, Certificate Administrator or Trustee with respect to the Mortgage Loan pursuant to the Servicing Agreement with respect to the Mortgage Loan, shall be distributed by the Servicer in the following order of priority without duplication (and payments shall be made at such times as are set forth in the Servicing Agreement):

(a)       first, to the Senior Noteholders in an amount equal to the accrued and unpaid interest on the Senior Note Principal Balance at the Net Senior Note Rate;

(b)       second, to the Senior Noteholders in an amount equal to the Senior Note Principal Balance, until the Senior Note Principal Balance has been reduced to zero;

(c)       third, to the Senior Noteholders up to the amount of any unreimbursed costs and expenses paid by the Senior Noteholders including any Recovered Costs not previously reimbursed to the Senior Noteholders with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(d)       fourth, to the extent the Junior Noteholder has made any payments or advances to cure defaults pursuant to Section 11, to reimburse the Junior Noteholder for all such cure payments;

(e)       fifth, to the Junior Noteholder in an amount equal to the accrued and unpaid interest on the Junior Note Principal Balance at the Net Junior Note Rate;

(f)        sixth, to the Junior Noteholder in an amount equal to the Junior Note Percentage Interest of principal payments received, if any, with respect to such Monthly Payment Date with respect to the Mortgage Loan, until the Junior Note Principal Balance has been reduced to zero;

(g)       seventh, to the Junior Noteholder up to the amount of any unreimbursed costs and expenses paid by the Junior Noteholder including any Recovered Costs not previously reimbursed to the Junior Noteholder with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(h)       eighth, any Prepayment Premium, to the extent paid by the Mortgage Loan Borrower, shall be paid to the Senior Noteholders in an amount up to its pro rata interest therein, based on the product of the Senior Note Percentage Interest multiplied by its Relative Spread;

(i)        ninth, any Prepayment Premium, to the extent paid by the Mortgage Loan Borrower, shall be paid to the Junior Noteholder in an amount up to its pro rata interest therein, based on the product of the Junior Note Percentage Interest multiplied by its Relative Spread;

(j)        tenth, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(h) and, as a result of a Workout the Principal Balance of the Junior Note has been reduced, such excess amount shall be paid to the Junior Noteholder in an amount up to the reduction, if any, of the Junior Note Principal Balance as a result of such Workout, plus interest on such amount at the related Junior Note Rate;

(k)       eleventh, to the extent default interest, late fees, assumption or transfer fees actually paid by the Mortgage Loan Borrower are not required to be otherwise applied under the Servicing Agreement, including, without limitation, to compensate a Servicer under the Servicing Agreement, any such default interest, late fees, assumption or transfer fees, to the extent actually paid by the Mortgage Loan Borrower, shall be paid to the Senior Noteholders and the Junior Noteholder, pro rata, based on their respective Percentage Interests; and

(l)        twelfth, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(j), any remaining amount shall be paid pro rata to the Senior Noteholders and the Junior Noteholder in accordance with their respective initial Percentage Interests.

Payments to the Senior Noteholders set forth above shall be made to each of the Note A-1 Holder and the Note A-2 Holder, pro rata and pari passu, based on their respective Principal Balances.

Section 5.     Administration of the Mortgage Loan.

(a)       Subject to this Agreement (including, without limitation, Section 5(f) below) and the Servicing Agreement, the Lead Senior Noteholder (or the Servicer acting on behalf of the Lead Senior Noteholder) shall have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Mortgage Loan, including, without limitation, the sole authority to modify or waive any of the terms of the Mortgage Loan Documents or consent to any action or failure to act by the Mortgage Loan Borrower or any other party to the Mortgage Loan Documents, call or waive any Event of Default, accelerate the Mortgage Loan or institute any foreclosure action or other remedy and the other Noteholders shall not have any voting, consent or other rights whatsoever with respect to the Lead Senior Noteholder’s administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan. Subject to this Agreement and the Servicing Agreement (including, without limitation, Section 5(f) below), each of the Non-Lead Senior Noteholder and the Junior Noteholder agrees that it shall have no right to, and hereby presently and irrevocably assigns and conveys to the Lead Senior Noteholder (or the Servicer acting on behalf of the Lead Senior Noteholder) the rights, if any, that the other Noteholders have to, (i) call or cause the Lead Senior Noteholder to call an Event of Default under the Mortgage Loan, or (ii) exercise any remedies with respect to the Mortgage Loan or the Mortgage Loan Borrower, including, without limitation, filing or causing the Lead Senior Noteholder to file any bankruptcy petition against the Mortgage Loan Borrower. The Lead Senior Noteholder (or the Servicer acting on behalf of the Lead Senior Noteholder) shall not have any fiduciary duty to the Non-Lead Senior Noteholder or the Junior Noteholder in connection with the administration of the Mortgage Loan (but the foregoing shall not relieve the Lead Senior Noteholder from the obligation to make any disbursement of funds as set forth herein).

(b)       The administration of the Mortgage Loan shall be governed by this Agreement and the Servicing Agreement. Each Noteholder agrees to be bound by the terms of the Servicing Agreement and this Agreement. Servicing of the Mortgage Loan shall be carried out by the Master Servicer and, if the Mortgage Loan is a Specially Serviced Mortgage Loan by the Special Servicer, in each case pursuant to the Servicing Agreement and this Agreement. Notwithstanding anything to the contrary contained herein, in accordance with the Servicing Agreement, the Lead Senior Noteholder shall cause the Master Servicer and the Special Servicer to service and administer the Mortgage Loan in accordance with the Servicing Standard, taking into account the interests of the Senior Noteholders and the Junior Noteholder (it being understood that the interest of the Junior Noteholder is a junior Note interest, subject to the terms and conditions of this Agreement), and any Non-Lead Senior Noteholder or Junior Noteholder who is not the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party shall be deemed a third party beneficiary of such provisions of the Servicing Agreement. The foregoing provisions of this Section 5(b) shall not limit or modify the rights of the Controlling Noteholder and/or the Junior Operating Advisor to exercise their respective rights specifically set forth under this Agreement.

(c)       Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Servicing Agreement and this Agreement (including, without limitation, Section 5(f) below), if the Lead Senior Noteholder in connection with a Workout of the Mortgage Loan modifies the terms thereof such that (i) the unpaid principal balance of the Mortgage Loan is decreased, (ii) the Interest Rate or scheduled amortization payments on the Mortgage Loan are reduced, (iii) payments of interest or principal on the Mortgage Loan are waived, reduced or deferred or (iv) any other adjustment (other than an increase in the Interest Rate or increase in scheduled amortization payments) is made to any of the terms of the Mortgage Loan (other than an extension of the Mortgage Loan maturity date), all payments to the Lead Senior Noteholder pursuant to Section 3 and Section 4, as applicable, shall be made as though such Workout did not occur, with the payment terms of the Senior Notes remaining the same as they are on the date hereof, the Junior Note shall bear the full economic effect of all waivers, reductions or deferrals of amounts due on the Mortgage Loan attributable to such Workout (up to the amount otherwise due on the Junior Note). Subject to the Servicing Agreement and this Agreement (including without limitation Section 5(f) below), in the case of any modification or amendment described above, the Lead Senior Noteholder will have the sole authority and ability to revise the payment provisions set forth in Section 3 and Section 4 above in a manner that reflects the subordination of the Junior Note to the Senior Notes with respect to the loss that is the result of such amendment or modification, including: (i) the ability to increase the Senior Note Percentage Interest and to reduce the Junior Note Percentage Interest in a manner that reflects a loss in principal as a result of such amendment or modification and (ii) the ability to change the Senior Note Rate and the Junior Note Rate, as applicable, in order to reflect a reduction in the Interest Rate of the Mortgage Loan but shall not be permitted to change the order of the clauses set forth in Sections 3 and 4 hereof. Notwithstanding the foregoing, if any Workout, modification or amendment of the Mortgage Loan extends the original maturity date of the Mortgage Loan, for purposes of this paragraph, the Balloon Payment will be deemed not to be due on the original maturity date of the Mortgage Loan but will be deemed due on the extended maturity date of the Mortgage Loan.

(d)       All rights and obligations of the Lead Senior Noteholder described hereunder may be exercised by the Servicer on behalf of the Lead Senior Noteholder in accordance with the Servicing Agreement and this Agreement.

(e)       For so long as any Senior Note is included as an asset of a REMIC, any provision of this Agreement to the contrary notwithstanding: (i) the Mortgage Loan shall be administered such that the Senior Notes and the Junior Note shall each qualify at all times as (or as interests in) a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, (ii) any real property (and related personal property) acquired by or on behalf of the Lead Senior Noteholder pursuant to a foreclosure, exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage or lien on such property following a default on the Mortgage Loan shall be administered so that the interests of the Noteholders therein shall at all times qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code and (iii) the Lead Senior Noteholder may not modify, waive or amend any provision of the Mortgage Loan, consent to or withhold consent from any action of the Mortgage Loan Borrower, or exercise or refrain from exercising any powers or rights which the Senior Noteholders may have under the Mortgage Loan Documents, if any such action would constitute a “significant modification” of the Mortgage Loan, within the meaning of Section 1.860G 2(b) of the regulations of the United States Department of the Treasury, more than three months after the earliest startup day of any REMIC which includes a Senior Note (or any portion thereof). The Noteholders agree that the provisions of this Section 5(e) shall be effected by compliance by the Lead Senior Noteholder or its assignees with this Agreement or the Servicing Agreement or any other agreement which governs the administration of the Mortgage Loan or the Lead Senior Noteholder’s interests therein. All costs and expenses of compliance with this Section 5(e), to the extent that such costs and expenses relate to administration of a REMIC or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense, shall be borne by the applicable Senior Noteholder without reimbursement under Sections 3 or 4 hereof.

(f)        If any consent, modification, amendment or waiver under, or other action in respect of, the Mortgage Loan or the Mortgage Loan Documents (whether or not a Servicing Transfer Event has occurred and is continuing) that would constitute a Major Decision has been requested or proposed, at least ten (10) Business Days prior to taking action with respect to such Major Decision (or making a determination not to take action with respect to such Major Decision), the Lead Senior Noteholder (or Servicer acting on its behalf) shall request, in writing, the written consent of the Controlling Noteholder (or its Junior Operating Advisor) before implementing a decision with respect to such Major Decision.

If the Controlling Noteholder (or its Junior Operating Advisor) fails to respond to the Lead Senior Noteholder (or Servicer acting on its behalf) with respect to any such proposed action within ten (10) Business Days after receipt of such notice, the Controlling Noteholder (or its Junior Operating Advisor), as applicable, shall have no further consent rights with respect to such action.

If the “retaining sponsor” in the Lead Securitization Trust has sold an “eligible horizontal residual interest” to a “third party purchaser” in accordance with Section _.7 of the Credit Risk Retention Rule, following the occurrence of an “Operating Advisor Consultation Trigger Event” (or similar term) under the Servicing Agreement, the Controlling Noteholder (or its Junior Operating Advisor) acknowledges that a Securitization Operating Advisor shall have the right to consult with the Special Servicer with respect to Major Decisions.

Notwithstanding the foregoing, following the occurrence of an extraordinary event with respect to any Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Lead Senior Noteholder (or Servicer acting on its behalf) may take actions with respect to such Mortgaged Property before obtaining the consent of the Controlling Noteholder (or its Junior Operating Advisor) but with notice thereto, if the Lead Senior Noteholder (or Servicer acting on its behalf) reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the Noteholders as a whole, and the Lead Senior Noteholder (or Servicer acting on its behalf) has made a reasonable effort to contact the Controlling Noteholder (or its Junior Operating Advisor). The foregoing shall not relieve the Lead Senior Noteholder (or Servicer acting on its behalf) of its duties to comply with the Servicing Standard.

Notwithstanding the foregoing, the Lead Senior Noteholder (or Servicer acting on its behalf) shall not follow any advice or consultation provided by the Controlling Noteholder (or its Junior Operating Advisor) that would require or cause the Lead Senior Noteholder (or Servicer acting on its behalf) to violate any applicable law, including the REMIC Provisions, be inconsistent with the Servicing Standard, require or cause the Lead Senior Noteholder (or Servicer acting on its behalf) to violate provisions of this Agreement or the Servicing Agreement, require or cause the Lead Senior Noteholder (or Servicer acting on its behalf) to violate the terms of the Mortgage Loan, or materially expand the scope of any Lead Senior Noteholder’s (or Servicer acting on its behalf) responsibilities under this Agreement.

(g)       The Controlling Noteholder shall be entitled to approve the Asset Status Report in accordance with the time frame provided in the Servicing Agreement.

(h)       (i) The Junior Noteholder, if it is determined at any time of determination to no longer be the Controlling Noteholder (the “Appraised-Out Holder”) as a result of the application of an Appraisal Reduction Amount, shall have the right, at its sole expense, within fifteen (15) days of receipt of notice of the Control Appraisal Period, to require the Special Servicer to order a second Appraisal with respect to the Mortgage Loan. The Special Servicer shall use its reasonable efforts to cause such second Appraisal to be (A) delivered within thirty (30) days from receipt of the Appraised-Out Holder’s written request and (B) prepared on an “as-is” basis by an MAI appraiser (provided that such MAI appraiser may not be the same MAI appraiser that provided the Appraisal in respect of which the Appraised-Out Holder is requesting the Special Servicer to obtain an additional Appraisal).

(ii)       Upon receipt of any supplemental Appraisal pursuant to clause (i) above, the Special Servicer shall determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental Appraisal, any recalculation of the Appraisal Reduction Amount is warranted, and if so warranted, the Special Servicer shall recalculate the Appraisal Reduction Amount based on such supplemental Appraisal and any information received from the Master Servicer. If required by such recalculation, the Appraised-Out Holder shall be reinstated as the Controlling Noteholder and, if applicable, shall have its Junior Note Principal Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount. The Appraised-Out Holder requesting any supplemental Appraisal pursuant to clause (i) above shall refrain from exercising any direction, control, consent and/or similar rights of the Controlling Noteholder until such time, if any, as the holder is reinstated as the Controlling Noteholder (such period beginning upon receipt by the Special Servicer of any request to obtain a supplemental Appraisal pursuant to clause (i) above to but excluding the date on which either (A) the Special Servicer determines that no recalculation of the Appraisal Reduction Amount is warranted or (B) the Special Servicer recalculates the Appraisal

Reduction Amount based on the supplemental Appraisal, the “Appraisal Review Period”). The rights of the Controlling Noteholder during each Appraisal Review Period shall be exercised by the Lead Senior Noteholder.

(i)        The Junior Noteholder shall be entitled to avoid a Control Appraisal Period caused by application of an Appraisal Reduction Amount upon satisfaction of the following (which must be completed within thirty (30) days of the receipt of a third party Appraisal that indicates such Control Appraisal Period has occurred): (i) the Junior Noteholder shall have delivered as a supplement to the Appraised Value of the Mortgaged Property, in the amount specified in clause (ii) below, to the Servicer, together with documentation acceptable to the Servicer in accordance with the Servicing Standard to create and perfect a first priority security interest in favor of the Lead Senior Noteholder in such collateral (a) cash collateral for the benefit of the Senior Notes, and acceptable to, the Servicer or (b) an unconditional and irrevocable standby letter of credit with the Lead Senior Noteholder as the beneficiary, issued by a bank or other financial institutions the long term unsecured debt obligations of which are at all times rated at least “AA” by S&P, “A” by Fitch and “Aa2” by Moody’s or the short term obligations of which are rated at least “A-1+” by S&P, “F-1” by Fitch and “P-1” by Moody’s (either (a) or (b), the “Threshold Event Collateral”), and (ii) the Threshold Event Collateral shall be in an amount which, when added to the Appraised Value of the Mortgaged Property as determined pursuant to the Servicing Agreement, would cause the applicable Control Appraisal Period not to occur. If the requirements of this paragraph are satisfied by the Junior Noteholder (a “Threshold Event Cure”), no Control Appraisal Period caused by application of an Appraisal Reduction Amount shall be deemed to have occurred. If a letter of credit is furnished as Threshold Event Collateral, the Junior Noteholder shall be required to renew such letter of credit not later than thirty (30) days prior to expiration thereof or to replace such letter of credit with a substitute letter of credit or other Threshold Event Collateral with an expiration date that is greater than forty-five (45) days from the date of substitution; provided, however, that, if a letter of credit is not renewed prior to thirty (30) days prior to the expiration date of such letter of credit, the letter of credit shall provide that the Servicer may (and at the direction of the Junior Noteholder, shall) draw upon such letter of credit and hold the proceeds thereof as Threshold Event Collateral. If a letter of credit is furnished as Threshold Event Collateral, the Junior Noteholder shall be required to replace such letter of credit with other Threshold Event Collateral within thirty (30) days if the credit ratings of the issuing entity are downgraded below the required ratings; provided, however, that, if such Threshold Event Collateral is not so replaced, the Servicer shall draw upon such letter of credit and hold the proceeds thereof as Threshold Event Collateral. The Threshold Event Cure shall continue until (i) the Appraised Value of the Mortgaged Property plus the value of the Threshold Event Collateral would not be sufficient to prevent a Control Appraisal Period from occurring; or (ii) final liquidation of the Mortgage Loan or REO Property. If the Appraised Value of the Mortgaged Property, upon any redetermination thereof, is sufficient to avoid the occurrence of a Control Appraisal Period without taking into consideration any, or some portion of, Threshold Event Collateral previously delivered by the Junior Noteholder, any or such portion of Threshold Event Collateral held by the Servicer shall promptly be returned to the Junior Noteholder (at its sole expense). Upon final liquidation or repayment of the Mortgage Loan or REO Property with respect to the Mortgage Loan, such Threshold Event Collateral shall be available to reimburse each Noteholder for any realized loss pursuant to Section 3 or 4, as applicable, with respect to the Mortgage Loan after application of the net proceeds of liquidation, not in excess of the Senior Note Principal Balance and the Junior

Note Principal Balance, as the case may be, plus accrued and unpaid interest thereon at the applicable interest rate and all other Additional Servicing Expenses reimbursable under this Agreement and under the Servicing Agreement, and any Threshold Event Collateral remaining after such reimbursements and payments shall be returned to the Junior Noteholder. The entire amount of Threshold Event Collateral, without a haircut or other reduction, shall be considered in determining the sufficiency of such Threshold Event Collateral to avoid a Control Appraisal Period.

(j)        The Servicer or Special Servicer shall obtain appraisals that meet the requirements of, and at the times required pursuant to, the terms of the Securitization Servicing Agreement.

(k)       If the Mortgaged Property becomes an REO Property, the same shall be acquired, managed and operated in the manner provided in the Servicing Agreement.

(l)        The Securitization Servicing Agreement shall provide that during the continuation of a Control Appraisal Period, the Lead Senior Noteholder (or the Servicer acting on its behalf) shall be required: (i) to provide copies of any notice, information and report that it is required to provide to the controlling class representative pursuant to the Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mortgage Loan, to each Non-Controlling Senior Noteholder (or its controlling class representative), within the same time frame it is required to provide to the controlling class representative (for this purpose, without regard to whether such items are actually required to be provided to the controlling class representative under the Servicing Agreement due to the occurrence of a Control Termination Event (as defined in the Servicing Agreement) or a Consultation Termination Event (as defined in the Servicing Agreement)); and (ii) to consult with each Non-Controlling Senior Noteholder (or its controlling class representative) on a strictly non-binding basis, to the extent having received such notices, information and reports, such Non-Controlling Senior Noteholder (or its controlling class representative) requests consultation with respect to any such Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mortgage Loan, and consider alternative actions recommended by such Non-Controlling Senior Noteholder (or its controlling class representative); provided that after the expiration of a period of ten (10) Business Days from the delivery to the Non-Controlling Control Senior Noteholder (or its controlling class representative) by the Lead Senior Noteholder of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the controlling class representative, the Lead Senior Noteholder (or the Servicer acting on its behalf) shall no longer be obligated to consult with the Non-Controlling Senior Noteholder (or its controlling class representative), whether or not the Non-Controlling Senior Noteholder (or its controlling class representative) have responded within such ten (10) Business Day period (unless, the Lead Senior Noteholder (or the Servicer acting on its behalf) proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period shall be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights of the Non-Controlling Senior Noteholder (or its controlling class representative) set forth in the immediately preceding sentence, the Lead Senior Noteholder (or Servicer acting on its behalf) may make any Major Decision or take any action set forth in the Asset Status Report before the expiration of the aforementioned ten (10) Business Day period if the Lead Senior Noteholder (or Servicer acting on its behalf) determines that immediate action with respect thereto is necessary to protect the interests of the Noteholders. In no event shall the Lead Senior Noteholder (or Servicer acting on its behalf) be obligated at any time to follow or take any alternative actions recommended by a Non-Controlling Senior Noteholder (or its controlling class representative). In addition to the consultation rights of the Non-Controlling Senior Noteholder (or its controlling class representatives), during the continuation of a Control Appraisal Period the Non-Controlling Senior Noteholder shall have the right to attend annual meetings (either telephonically or in person, in the discretion of the Servicer) with the Lead Senior Noteholder (or the Servicer acting on its behalf) at the offices of the Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Servicer, as applicable, in which servicing issues related to the Mortgage Loan are discussed.

Section 6.     Appointment of Junior Operating Advisor.

(a)       The Controlling Noteholder shall have the right at any time to appoint a representative (the “Junior Operating Advisor”) to exercise its rights hereunder. The Controlling Noteholder shall have the right in its sole discretion at any time and from time to time to remove and replace the Junior Operating Advisor. When exercising its various rights under Section 5 and elsewhere in this Agreement, the Controlling Noteholder may, at its option, in each case, act through the Junior Operating Advisor. The Junior Operating Advisor may be any Person (other than the Mortgage Loan Borrower, its principal or any Affiliate of the Mortgage Loan Borrower), including, without limitation, the Controlling Noteholder, any officer or employee of the Controlling Noteholder, any Affiliate of the Controlling Noteholder or any other unrelated third party. No such Junior Operating Advisor shall owe any fiduciary duty or other duty to any other Person (other than the Controlling Noteholder). All actions that are permitted to be taken by the Controlling Noteholder under this Agreement may be taken by the Junior Operating Advisor acting on behalf of the Controlling Noteholder and the Lead Senior Noteholder will accept such actions of the Junior Operating Advisor as actions of the Controlling Noteholder. The Lead Senior Noteholder (or any Servicer on its behalf) shall not be required to recognize any Person as an Junior Operating Advisor until the Controlling Noteholder has notified the Lead Senior Noteholder (and any Servicer) of such appointment and, if the Junior Operating Advisor is not the same Person as the Controlling Noteholder, the Junior Operating Advisor provides the Lead Senior Noteholder (and any Servicer) with written confirmation of its acceptance of such appointment, an address (including e-mail) and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such person with whom the parties to this Agreement may deal (including their names, titles, work addresses (including e-mail) and telecopy numbers). The Lead Senior Noteholder shall promptly deliver such information to any Servicer.

(b)       Neither the Junior Operating Advisor nor the Controlling Noteholder will have any liability to the Lead Senior Noteholder or any other Person for any action taken, or for refraining from the taking of any action pursuant to this Agreement or the Servicing Agreement, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. The Senior Noteholders and the Junior Noteholder agree that the Junior Operating Advisor and any Controlling Noteholder (whether acting in place of the Junior Operating Advisor when no Junior Operating Advisor shall have been appointed hereunder or otherwise exercising any right, power or privilege granted to such Controlling Noteholder hereunder) may take or refrain from taking actions that favor the interests of one Noteholder over other Noteholders, and that the Junior Operating Advisor may have special relationships and interests that conflict with the interests of a Noteholder and, absent willful misfeasance, bad faith or gross negligence on the part of the Junior Operating Advisor or such Controlling Noteholder, as the case may be, agree to take no action against the Junior Operating Advisor, such Controlling Noteholder or any of their respective officers, directors, employees, principals or agents as a result of such special relationships or interests, and that neither the Junior Operating Advisor nor such Controlling Noteholder will be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting solely in the interests of any Senior Noteholder or the Junior Noteholder, as applicable.

(c)       If the Lead Senior Noteholder is the Controlling Noteholder, the Junior Noteholder acknowledges and agrees all of the aforementioned rights and obligations of the Controlling Noteholder and the Junior Operating Advisor set forth in Section 5(f) and this Section 6 shall be exercisable by the Lead Senior Noteholder (or the applicable Person specified in the Servicing Agreement) to the extent set forth in the Servicing Agreement.

Section 7.     Special Servicer. Subject to the terms of the Servicing Agreement, the Note A-1 Holder (or its representative), at its expense (including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and expenses of the terminated Special Servicer), shall have the right to appoint a replacement Special Servicer under the Servicing Agreement, with or without cause, upon at least ten (10) Business Days’ prior notice to the Special Servicer (provided, however, that the Note A-1 Holder (or its representative) shall not be liable for any termination or similar fee in connection with the removal of the Special Servicer in accordance with this Section 7); any such termination not to be effective unless and until (A) each Rating Agency delivers Rating Agency Confirmation with respect to the identity of any such replacement Special Servicer (to the extent the Mortgage Loan has been transferred in connection with a Securitization); (B) the initial or successor Special Servicer has assumed in writing (from and after the date such successor Special Servicer becomes the Special Servicer) all of the responsibilities, duties and liabilities of the Special Servicer under the Servicing Agreement from and after the date it becomes the Special Servicer as they relate to such Mortgage Loan pursuant to an assumption agreement reasonably satisfactory to the Trustee; and (C) the Trustee shall have received an opinion of counsel reasonably satisfactory to the Trustee to the effect that (x) such replacement will be bound by the terms of the Servicing Agreement with respect to such Mortgage Loan and (y) subject to customary qualifications and exceptions, the applicable servicing agreement will be enforceable against such replacement in accordance with its terms. The Note A-1 Holder shall promptly provide copies to any terminated Special Servicer of the documents referred to in the preceding sentence.

Notwithstanding the foregoing, after the Securitization Date, if the “retaining sponsor” in the Lead Securitization Trust has sold an “eligible horizontal residual interest” to a “third party purchaser” in accordance with Section _.7 of the Credit Risk Retention Rule, each Noteholder agrees that the Special Servicer may be replaced upon the recommendation of the operating advisor appointed under the Securitization Servicing Agreement, if any, and the

subsequent affirmative vote of “ABS interests” (as defined in Section _.7 of the Credit Risk Retention Rule). However, the Note A-1 Holder shall retain its right to subsequently remove and replace the Special Servicer, but the Note A-1 Holder shall not restore a Special Servicer that has been replaced pursuant to the preceding sentence.

Section 8.      Payment Procedure.

(a)       The Lead Senior Noteholder (or the Servicer on its behalf), in accordance with the priorities set forth in Section 3 or 4, as applicable, and subject to the terms of the Servicing Agreement, will deposit or cause to be deposited all payments allocable to the Notes to the Collection Account for the Notes established pursuant to the Servicing Agreement. The Lead Senior Noteholder (or the Servicer on its behalf) shall establish a segregated sub-account for amounts due to the Senior Noteholders and the Junior Noteholder. The Lead Senior Noteholder (or the Servicer acting on its behalf) shall deposit such amounts to the applicable account on the Business Day next following the date such payment was received by the Lead Senior Noteholder (or the Servicer acting on its behalf) from or on behalf of the Mortgage Loan Borrower.

(b)       If the Lead Senior Noteholder (or the Servicer on its behalf) determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of a Note must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Mortgage Loan Borrower or paid to such Noteholder or any Servicer or paid to any other Person, then, notwithstanding any other provision of this Agreement, the Lead Senior Noteholder (or the Servicer on its behalf) shall not be required to distribute any portion thereof to such Noteholder, and such Noteholder will promptly on demand by the Lead Senior Noteholder (or the Servicer on its behalf) repay to the Lead Senior Noteholder (or the Servicer on its behalf) any portion thereof that the Lead Senior Noteholder (or the Servicer on its behalf) shall have theretofore distributed to such Noteholder together with interest thereon at such rate, if any, as the Lead Senior Noteholder shall have been required to pay to any Mortgage Loan Borrower, the Non-Lead Senior Noteholder, Master Servicer, Special Servicer or such other Person with respect thereto.

(c)       If, for any reason, the Lead Senior Noteholder (or the Servicer on its behalf) makes any payment to the Junior Noteholder before the Lead Senior Noteholder (or the Servicer on its behalf) has received the corresponding payment (it being understood that the Lead Senior Noteholder (or the Servicer on its behalf) is under no obligation to do so), and the Lead Senior Noteholder (or the Servicer on its behalf) does not receive the corresponding payment within three (3) Business Days of its payment to the Junior Noteholder, the Junior Noteholder will, at the Lead Senior Noteholder’s (or the Servicer’s on its behalf) request, promptly return that payment to the Lead Senior Noteholder (or the Servicer on its behalf).

(d)       Each Noteholder agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it will promptly remit such excess to the Lead Senior Noteholder (or the Servicer on its behalf), subject to this Agreement and the Servicing Agreement. The Lead Senior Noteholder (or the Servicer on its behalf) shall have the right to offset any amounts due hereunder from a Noteholder with respect to the Mortgage Loan against any future payments due to such Noteholder under the Mortgage Loan, provided, that each Noteholder’s obligations under this Section 8 are separate and distinct obligations from one another and in no event shall the Lead Senior Noteholder (or the Servicer on its behalf) enforce the obligations of one Noteholder against another Noteholder. Each Noteholder’s obligations under this Section 8 constitute absolute, unconditional and continuing obligations.

Section 9.      Limitation on Liability of the Noteholders. The Senior Noteholders (including any Servicer) shall have no liability to the Junior Noteholder with respect to the Junior Note except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of a Senior Noteholder. The Junior Noteholder shall have no liability to the Senior Noteholders with respect to any Senior Note except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of the Junior Noteholder.

The Junior Noteholder acknowledges that, subject to the terms and conditions hereof and the obligation of the Senior Noteholders (including any Servicer) to comply with, and except as otherwise required by, the Servicing Standard, the Senior Noteholders (including any Servicer) may exercise, or omit to exercise, any rights that the Senior Noteholders may have under this Agreement and the Servicing Agreement in a manner that may be adverse to the interests of the Junior Noteholder and that the Senior Noteholders (including any Servicer) shall have no liability whatsoever to the Junior Noteholder in connection with the Senior Noteholders’ exercise of rights or any omission by the Senior Noteholders to exercise such rights other than as described above; provided, however, that the Servicer must act in accordance with the Servicing Standard and the Senior Noteholders shall not be protected against any liability to the Junior Noteholder that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence.

Each of the Senior Noteholders acknowledges that, subject to the terms and conditions hereof, the Junior Noteholder may exercise, or omit to exercise, any rights that the Junior Noteholder may have under this Agreement and the Servicing Agreement in a manner that may be adverse to the interests of the Senior Noteholders and that the Junior Noteholder shall have no liability whatsoever to any Senior Noteholder in connection with the Junior Noteholder’s exercise of rights or any omission by the Junior Noteholder to exercise such rights; provided, however, that the Junior Noteholder shall not be protected against any liability to the Senior Noteholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence.

Section 10.    Bankruptcy. Subject to the provisions of Section 5(f) hereof, the Junior Noteholder hereby covenants and agrees that only the Lead Senior Noteholder (or the Servicer on its behalf) has the right to institute, file, commence, acquiesce, petition under Bankruptcy Code Section 303 or otherwise or join any Person in any such petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to or against the Mortgage Loan Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Mortgage Loan Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Mortgage Loan Borrower. Subject to the provisions of Section 5(f) hereof, the Junior Noteholder further agrees that only the Lead Senior Noteholder, as a creditor, can make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding. The Junior Noteholder hereby appoints the Lead Senior Noteholder as its agent, and grants to the Lead Senior Noteholder an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of exercising any and all rights and taking any and all actions available to the Junior Noteholder in connection with any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding, including, without limitation, the right to file and/or prosecute any claim, vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Mortgage Loan, and to file a motion to modify, lift or terminate the automatic stay with respect to the Mortgage Loan. The Junior Noteholder in its capacity as such, hereby agrees that, upon the request of the Lead Senior Noteholder, such Junior Noteholder shall execute, acknowledge and deliver to the Lead Senior Noteholder all and every such further deeds, conveyances and instruments as the Lead Senior Noteholder may reasonably request for the better assuring and evidencing of the foregoing appointment and grant. All actions taken by the Servicer in connection with any Insolvency Proceeding are subject to and must be in accordance with the Servicing Standard and this Agreement.

Section 11.    Cure Rights of Junior Noteholder.

(a)       Subject to Section 11(b) below, in the event that the Mortgage Loan Borrower fails to make any payment of principal or interest on the Mortgage Loan by the end of the applicable grace period for such payment permitted under the applicable Mortgage Loan Documents (a “Monetary Default”), the Lead Senior Noteholder shall promptly provide notice to the Junior Noteholder and the Junior Operating Advisor of such default (the “Monetary Default Notice”). The Junior Noteholder shall have the right, but not the obligation, to cure such Monetary Default within thirty (30) Business Days after receiving the Monetary Default Notice (the “Cure Period”). At the time a payment is made to cure a Monetary Default, the Junior Noteholder shall pay or reimburse the Senior Noteholders for all unreimbursed Advances (whether or not recoverable), Advance Interest Amounts, any unpaid fees to any Servicer and any Additional Servicing Expenses. The Junior Noteholder shall not be required, in order to effect a cure hereunder, to pay any default interest or late charges under the Mortgage Loan Documents. So long as a Monetary Default exists for which a cure payment permitted hereunder is made, such Monetary Default shall not be treated as an Event of Default by the Senior Noteholders (including for purposes of (i) the definition of “Sequential Pay Event,” (ii) accelerating the Mortgage Loan, modifying, amending or waiving any provisions of the Mortgage Loan Documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the Mortgaged Property; or (iii) treating the Mortgage Loan as a Specially Serviced Mortgage Loan); provided that such limitation shall not prevent the Lead Senior Noteholder from collecting default interest or late charges from the Mortgage Loan Borrower. Any amounts advanced by a Noteholder on behalf of the Mortgage Loan Borrower to effect any cure shall be reimbursable to such Noteholder under Section 3 or Section 4, as applicable.

(b)       Notwithstanding anything to the contrary contained in Section 11(a), the Junior Noteholder shall be limited to six (6) cures of Monetary Defaults in a 12 month period, and six (6) cures of Non-Monetary Defaults over the term of the Mortgage Loan, it being understood that a Non-Monetary Default Cure Period that may extend longer than one month in accordance with Section 11(d) shall be considered to be a single cure. Additional Cure Periods shall only be permitted with the consent of the Lead Senior Noteholder.

(c)       No action taken by the Junior Noteholder in accordance with this Agreement shall excuse performance by the Mortgage Loan Borrower of its obligations under the Mortgage Loan Documents and the Senior Noteholders’ rights under the Mortgage Loan Documents shall not be waived or prejudiced by virtue of the Junior Noteholder’s actions under this Agreement. Subject to the terms of this Agreement, the Junior Noteholder shall be subrogated to the Senior Noteholders’ rights to any payment owing to the Senior Noteholders for which the Junior Noteholder makes a cure payment as permitted under this Section 11 but such subrogation rights may not be exercised against the Mortgage Loan Borrower until 91 days after the Note is paid in full.

(d)       If an Event of Default (other than a Monetary Default) occurs and is continuing under the Mortgage Loan Documents (a “Non-Monetary Default”), the Senior Noteholders shall promptly provide notice to the Junior Noteholder and the Junior Operating Advisor of such failure (the “Non-Monetary Default Notice”) and the Junior Noteholder shall have the right, but not the obligation, to cure such Non-Monetary Default within forty-five (45) days from the later of (i) the expiration of the cure period of the Mortgage Loan Borrower under the Mortgage Loan Documents and (ii) receipt of the Non-Monetary Default Notice; provided, however, if such Non-Monetary Default is susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being diligently pursued by the Junior Noteholder, the Junior Noteholder shall be given an additional period of time as is reasonably necessary to enable the Junior Noteholder in the exercise of due diligence to cure such Non-Monetary Default for so long as (i) the Junior Noteholder diligently and expeditiously proceeds to cure such Non-Monetary Default, (ii) the Junior Noteholder makes all cure payments that it is permitted to make in accordance with the terms and provisions of Section 11(a) hereof, (iii) such additional period of time does not exceed sixty (60) days, (iv) such Non-Monetary Default is not caused by an Insolvency Proceeding or during such period of time that the Junior Noteholder has to cure a Non-Monetary Default in accordance with this Section 11(d) (the “Non-Monetary Default Cure Period”), an Insolvency Proceeding does not occur and (v) during such Non-Monetary Default Cure Period, there is no material adverse effect on the Mortgage Loan Borrower or the Mortgaged Property or the value of the Mortgage Loan as a result of such Non-Monetary Default or the attempted cure.

Section 12.   Purchase of Senior Notes By Junior Noteholder. The Junior Noteholder shall have the right, by written notice to the Senior Noteholders (a “Noteholder Purchase Notice”), delivered at any time an Event of Default under the Mortgage Loan has occurred and is continuing, to purchase, in immediately available funds, both of the Senior Notes in whole but not in part at the applicable Defaulted Mortgage Loan Purchase Price. Upon the delivery of the Noteholder Purchase Notice to the Senior Noteholders, the Senior Noteholders shall sell (and the Junior Noteholder shall purchase) the Senior Notes (including, without limitation, any Notes therein) at the applicable Defaulted Mortgage Loan Purchase Price, on a date (the “Defaulted Note Purchase Date”) (i) not more than ten (10) Business Days after the written exercise by the Junior Noteholder to purchase the Senior Notes or (ii) not more than thirty (30) days after the written exercise by the Junior Noteholder to purchase the Senior Notes if the Junior Noteholder deposits 10% of the Defaulted Mortgage Loan Purchase Price with the

Senior Noteholders within ten (10) Business Days after the written exercise of the Junior Noteholder to purchase the Senior Notes. The Noteholder Purchase Notice shall contain a statement that the Junior Noteholder’s failure to purchase the Senior Notes on a Defaulted Note Purchase Date will result in the termination of such right. The Junior Noteholder agrees that the sale of the Senior Notes shall comply with all requirements of the Servicing Agreement and that all costs and expenses related thereto shall be paid by the Junior Noteholder. The Defaulted Mortgage Loan Purchase Price shall be calculated by the Lead Senior Noteholder (or the Servicer on its behalf) three (3) Business Days prior to the Defaulted Note Purchase Date (and such calculation shall be accompanied by a listing of all amounts included in the Defaulted Mortgage Loan Purchase Price), and shall, absent manifest error, be binding upon the Junior Noteholder. Concurrently with the payment to the Senior Noteholders in immediately available funds of its respective portion of the applicable Defaulted Mortgage Loan Purchase Price, the Senior Noteholders will execute at the sole cost and expense of the Junior Noteholder in favor of the Junior Noteholder assignment documentation which will assign the Senior Notes and the Mortgage Loan Documents without recourse, representations or warranties (except each of the Senior Noteholders will represent and warrant that it had good and marketable title to, was the sole owner and holder of, and had power and authority to deliver the Mortgage Loan or Note, as applicable, free and clear of all liens and encumbrances). The right of the Junior Noteholder to purchase the Senior Notes shall automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Mortgaged Property (and the Lead Senior Noteholder shall give the Junior Noteholder twenty (20) days prior written notice of its intent with respect to any such action). Notwithstanding the foregoing sentence, if title to the Mortgaged Property is transferred to the Lead Senior Noteholder (or a designee on its behalf) less than fifteen (15) days after the acceleration of the Mortgage Loan, the Lead Senior Noteholder shall notify the Junior Noteholder of such transfer and the Junior Noteholder shall have a fifteen (15) day period from the date of such notice from the Lead Senior Noteholder to deliver the Noteholder Purchase Notice to the Senior Noteholders, in which case the Junior Noteholder will be obligated to purchase the Mortgaged Property, in immediately available funds, within such fifteen (15) day period at the applicable Defaulted Mortgage Loan Purchase Price.

Section 13.    Representations of Junior Noteholder. The Junior Noteholder represents, and it is specifically understood and agreed, that it is acquiring its Junior Note for its own account in the ordinary course of its business and the Senior Noteholders shall otherwise have no liability or responsibility to the Junior Noteholder except as expressly provided herein or for actions that are taken or omitted to be taken by any Senior Noteholder that constitute gross negligence or willful misconduct or that constitute a breach of this Agreement. The Junior Noteholder represents and warrants that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene its charter or any law or contractual restriction binding upon the Junior Noteholder, and that this Agreement is the legal, valid and binding obligation of the Junior Noteholder, enforceable against the Junior Noteholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law. The Junior

Noteholder represents and warrants that it is duly organized, validly existing, in good standing and possesses of all licenses and authorizations necessary to carry on its business. The Junior Noteholder represents and warrants that (a) this Agreement has been duly executed and delivered by the Junior Noteholder, (b) to the Junior Noteholder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by the Junior Noteholder have been obtained or made, (c) to the Junior Noteholder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against the Junior Noteholder, an adverse outcome of which would materially and adversely affect its performance under this Agreement and (d) the acquisition and holding of the Junior Note will not result in a non-exempt violation of any applicable federal, state or local law that is materially similar to Section 406 of ERISA or Section 4975 of the Code.

The Junior Noteholder acknowledges that the Senior Noteholders do not owe the Junior Noteholder any fiduciary duty with respect to any action taken under the Mortgage Loan Documents and, except as provided herein, need not consult with the Junior Noteholder with respect to any action taken by any Senior Noteholder in connection with the Mortgage Loan.

The Junior Noteholder expressly and irrevocably waives for itself and any Person claiming through or under the Junior Noteholder any and all rights that it may have under Section 1315 of the New York Real Property Actions and Proceedings Law or the provisions of any similar law which purports to give a junior loan Noteholder the right to initiate any loan enforcement or foreclosure proceedings.

Section 14.    Representations of the Initial Senior Noteholders. Each of the Senior Noteholders represents and warrant that the execution, delivery and performance of this Agreement is within its respective corporate powers, has been duly authorized by all necessary corporate action, and does not contravene such Initial Senior Noteholder’s charter or any law or contractual restriction binding upon such Initial Senior Noteholder, and that this Agreement is the legal, valid and binding obligation of such Initial Senior Noteholder, enforceable against it in accordance with its terms. Each of the Initial Senior Noteholders represents and warrants that it is duly organized, validly existing, in good standing and possession of all Initial licenses and authorizations necessary to carry on its business. Each of the Initial Senior Noteholders represents and warrants that (a) this Agreement has been duly executed and delivered by such Initial Senior Noteholder, (b) to such Initial Senior Noteholder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by such Initial Senior Noteholder have been obtained or made and (c) to each of the Initial Senior Noteholder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against such Initial Senior Noteholder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Section 15.    Independent Analysis of the Junior Noteholder. The Junior Noteholder acknowledges that it has, independently and without reliance upon any Senior Noteholder, except with respect to the representations and warranties provided by the Senior Noteholders herein, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to purchase the Junior Note and the Junior Noteholder accepts responsibility therefor. The Junior Noteholder hereby acknowledges that, other than the representations and warranties provided herein, the Senior Noteholders have made no representations or warranties with respect to the Mortgage Loan, subject to such representations and warranties as provided by the Senior Noteholders herein, and that the Senior Noteholders shall have no responsibility for (i) the collectibility of the Mortgage Loan, (ii) the validity, enforceability or legal effect of any of the Mortgage Loan Documents or the title insurance policy or policies or any survey furnished or to be furnished to the Senior Noteholders in connection with the origination of the Mortgage Loan, (iii) the validity, sufficiency or effectiveness of the lien created or to be created by the Mortgage Loan Documents, or (iv) the financial condition of the Mortgage Loan Borrower. Each Noteholder assumes all risk of loss in connection with its Note except as specifically set forth herein. The Junior Noteholder assumes all risk of loss in connection with the Junior Note except as specifically set forth herein.

Section 16.    No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the relationship created hereby among any of the Noteholders as a partnership, association, joint venture or other entity. The Senior Noteholders shall have no obligation whatsoever to offer to the Junior Noteholder the opportunity to purchase a Note interest in any future loans originated by any Senior Noteholder or its Affiliates and if any Senior Noteholder chooses to offer to the Junior Noteholder the opportunity to purchase a Note interest in any future mortgage loans originated by such Senior Noteholder or its Affiliates, such offer shall be at such purchase price and interest rate as such Senior Noteholder chooses, in its sole and absolute discretion. The Junior Noteholder shall not have any obligation whatsoever to purchase from any Senior Noteholder a Note interest in any future loans originated by such Senior Noteholder or its Affiliates.

Section 17.    Not a Security. The Junior Note shall not be deemed to be a security within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934.

Section 18.    Other Business Activities of the Noteholders. Each Noteholder acknowledges that any Noteholder or its Affiliates may make loans or otherwise extend credit to, and generally engage in any kind of business with, any Affiliate of the Mortgage Loan Borrower Related Party, and receive payments on such other loans or extensions of credit to Mortgage Loan Borrower Related Parties and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

Section 19.    Sale of the Junior Note and the Senior Notes.

(a)       The Junior Noteholder agrees that it will not Transfer all or any portion of the Junior Note except that the Junior Noteholder shall have the right to Transfer its respective Note, or any portion thereof, without the consent of the Senior Noteholders or any other Person (i) to a Qualified Institutional Lender, provided, that promptly after the Transfer (x) the Senior Noteholders are provided with a representation from a transferee or the Junior Noteholder certifying that such transferee is a Qualified Institutional Lender, (y) the Senior Noteholders are provided with a copy of the assignment and assumption agreement referred to in Section 20 and

(z) such transfer would not cause the Junior Note to be directly held by more than five (5) Persons, and (ii) to an entity that is not a Qualified Institutional Lender, provided that the Junior Noteholder obtains (1) prior to a Securitization and with respect to a Transfer in accordance with this clause (a)(ii), the consent of the Lead Senior Noteholder, which shall not be unreasonably withheld, delayed or conditioned and (2) after a Securitization, Rating Agency Confirmation (and for avoidance of doubt, no consent of the Lead Senior Noteholder shall be required after a Securitization); provided that in each of case (1) and (2), promptly after the Transfer the Lead Senior Noteholder is provided with a copy of the assignment and assumption agreement referred to in Section 20. If the Junior Note is held by more than one Junior Noteholder at any time, the holders of a majority of the Junior Note Principal Balance shall immediately appoint a representative to exercise all rights of the Junior Note hereunder. Notwithstanding the foregoing, without the Senior Noteholders’ prior consent, which may be withheld in their sole discretion, the Junior Noteholder shall not Transfer all or any portion of the Junior Note to the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee. The Junior Noteholder agrees it will pay the reasonable documented expenses of the Senior Noteholders (including all expenses of the Master Servicer and the Special Servicer) in connection with any such Transfer by the Junior Noteholder. The Agent shall provide two (2) Business Days prior written notice to each Rating Agency of any Transfer of the Junior Note.

(b)       Notwithstanding the foregoing, the Junior Noteholder shall have the right, without the need to obtain the consent of the Senior Noteholders or any other Person, to Transfer 49% or less (in the aggregate) of its interest in the Junior Note to any Person; provided that any such Transfer shall be made in accordance with the terms of this Section 19; provided, further that the Junior Noteholder shall not Transfer all or any portion of the Junior Note to the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party and any such Transfer shall be void ab initio, absolutely null and void and shall vest no rights in the purported transferee. All Transfers of the Junior Note, other than transfer of a participation interest in the Junior Note, under Sections 19(a) and (b) shall be made upon written notice to the Senior Noteholders not later than the date of such Transfer, and each transferee shall (i) execute an assignment and assumption agreement whereby such transferee assumes all or a ratable portion, as the case may be, of the obligations of the Junior Noteholder hereunder with respect to the Junior Note from and after the date of such assignment (or, in the case, of a pledge, collateral assignment or other encumbrance made in accordance with Section 19(e) by the Junior Noteholder of the Junior Note solely as security for a loan to the Junior Noteholder made by a third-party lender whereby the Junior Noteholder remains fully liable under this Agreement, on or before the date on which such lender succeeds to the rights of the Junior Noteholder by foreclosure or otherwise, such third-party lender executes an agreement that such lender shall be bound by the terms and provisions of this Agreement and the obligations of the Junior Noteholder hereunder) and (ii) agree in writing to be bound by the Servicing Agreement, unless the Servicing Agreement is not then in effect with respect to the Mortgage Loan, in which event the parties will enter into or agree to be bound by any replacement servicing agreement therefor in accordance with the provisions hereof. Upon the consummation of a Transfer of all or any portion of the Junior Note in accordance with this Agreement, the transferring Person shall be released from all liability arising under this Agreement with respect to the Junior Note (or the portion thereof that was the subject of such Transfer), for the period after the effective date of such Transfer (it being understood and agreed that the foregoing release shall not apply in the case of a sale, assignment, transfer or other disposition of a participation interest in the Junior Note as described in clause (c) below). In connection with any such permitted transfer of a portion of the Junior Note and for all purposes of this Agreement, the Lead Senior Noteholder need only recognize the majority holder of the Junior Note for purposes of notices, consents and other communications between the Lead Senior Noteholder and such majority holder of the Junior Note shall be the only Person authorized hereunder to exercise any rights of the Junior Noteholder under this Agreement; provided, however, the majority holder of the Junior Note may from time to time designate any other Person as an additional party entitled to receive notices, consents and other communications and/or to exercise rights on behalf of the Junior Noteholder hereunder by delivering written notice thereof to the Lead Senior Noteholder, and, from and after delivery of such notice, such designee shall be so authorized hereunder and shall be the only party entitled to receive such notices, consents and such other communications and/or to exercise such rights.

(c)       In the case of any sale, assignment, transfer or other disposition of a participation interest in a Note, (i) such Noteholder’s obligations under this Agreement shall remain unchanged, (ii) such Noteholder shall remain solely responsible for the performance of such obligations, (iii) the other Noteholders and any Persons acting on its behalf shall continue to deal solely and directly with such Noteholder in connection with such Noteholder’s rights and obligations under this Agreement and the Servicing Agreement, and (iv) all amounts payable hereunder shall be determined as if such Noteholder had not sold such participation interest; provided, however, that if the applicable participant is a Qualified Institutional Lender (and delivers to the other Noteholders a certification from an authorized officer confirming its status as a Qualified Institutional Lender), such Noteholder, by written notice to the other Noteholders, may delegate to such participant such Noteholder’s right to exercise the rights of the Controlling Noteholder hereunder and under the Servicing Agreement; provided, further, however, that during a Control Appraisal Period with respect to the Junior Note, the aforesaid delegation of rights shall be of no force and effect.

(d)       Each of the Senior Noteholders shall have the right to Transfer all or any portion of its Senior Note without the prior consent of any Noteholder to (i) a depositor for a Securitization of all or any portion of its Senior Note and the related Securitization Trust, (ii) prior to the occurrence of a Securitization of all or any portion of its Senior Note, a Qualified Institutional Lender (provided that any Transferee in connection with the Securitization of a Senior Note shall not be required to be a Qualified Institutional Lender) and (iii) after the occurrence of a Securitization of all or any portion of its Senior Note, to any party in accordance with the Servicing Agreement, except that, no Senior Noteholder may Transfer all or any portion of its Senior Note to the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party and any such Transfer to the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party shall be absolutely null and void and shall vest no rights in the purported transferee.

(e)       Prior to a Control Appraisal Period, the Lead Senior Noteholder shall not be permitted to transfer all or any portion of the Junior Note without the prior consent of the Junior Noteholder. If a Control Appraisal Period has occurred and is continuing, (and the Junior Noteholder has no further right to obtain a supplemental appraisal pursuant to Section 5(h) hereof) and if the Mortgage Loan is a Defaulted Mortgage Loan, the Lead Senior Noteholder (or the Special Servicer acting on its behalf) shall have the right to sell the Junior Note together with the Senior Notes, without the Junior Noteholder’s consent, subject to satisfaction of the following conditions:

(1)        the Special Servicer has delivered to the Junior Noteholder: (a) at least fifteen (15) Business Days’ prior written notice of any decision to attempt to sell the Mortgage Loan; (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale, (c) at least ten (10) days prior to the proposed sale date, a copy of the most recent Appraisal for the Mortgage Loan, and any documents in the Servicing File reasonably requested by the Junior Noteholder that are material to the sale price of the Mortgage Loan and (d) until the sale is completed and a reasonable period of time (but no less time than is afforded to other offerors and the “Controlling Class Representative” (or similar term, as such term is defined in the Servicing Agreement)) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by any Servicer in connection with the proposed sale;

(2)        all offers are to be submitted to the Trustee in writing;

(3)        whether any cash offer constitutes a fair price for the Notes shall be determined by the Trustee; provided, that no offer from an Interested Person (as defined in the Servicing Agreement) shall constitute a fair price unless (a) it is the highest offer received and (b) at least two bona fide other offers are received from independent third parties;

(4)        in determining whether any offer received represents a fair price for the Notes, the Trustee shall be supplied with and shall rely on the most recent Appraisal or updated Appraisal conducted in accordance with the Servicing Agreement within the preceding nine (9) month period or, in the absence of any such Appraisal, on a new Appraisal;

(5)        the Trustee may conclusively rely on the opinion of an Independent (as defined in the Servicing Agreement) appraiser or other Independent expert in real estate matters retained by the Trustee at the expense of the Noteholders in connection with making such determination; and

(6)        the Junior Noteholder shall be permitted to submit an offer at any sale of the Mortgage Loan unless such Person is the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party.

In addition, if, upon the Mortgage Loan becoming a Defaulted Mortgage Loan, the Lead Senior Noteholder (or the Special Servicer acting on its behalf) determines to sell the Defaulted Mortgage Loan (or the Lead Senior Note), it will be required to sell the Lead Senior Note and Non-Lead Senior Note together. Any such sale of the entire Defaulted Mortgage Loan shall require the written consent of the Non-Controlling Senior Noteholder (provided that such consent is not required if the Non-Controlling Note Holder is the Mortgage Loan Borrower or an

affiliate of the Mortgage Loan Borrower) unless the Special Servicer has delivered to the Non-Controlling Senior Noteholder: (a) at least fifteen (15) Business Days’ prior written notice of any decision to attempt to sell the Mortgage Loan; (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale, (c) at least ten (10) days prior to the proposed sale date, a copy of the most recent Appraisal for the Mortgage Loan, and any documents in the servicing file reasonably requested by the Non-Controlling Senior Noteholder that are material to the sale price of the Mortgage Loan and (d) until the sale is completed and a reasonable period of time (but no less time than is afforded to other offerors and the Subordinate Class Representative (as such term is defined in the Servicing Agreement)) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by any Servicer in connection with the proposed sale. A Non-Controlling Senior Noteholder may waive any of the delivery or timing requirements set forth in this paragraph as to itself. Subject to the foregoing, each of the Non-Controlling Senior Noteholder shall be permitted to submit an offer at any sale of the Mortgage Loan unless such Person is the Mortgage Loan Borrower or an agent or Affiliate of the Mortgage Loan Borrower.

(f)        Notwithstanding any other provision hereof, any Noteholder may pledge (a “Pledge”) its Note to any entity (other than the Mortgage Loan Borrower or any Affiliate thereof) which has extended a credit or repurchase facility to such Noteholder and that is either a Qualified Institutional Lender or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency (a “Note Pledgee”), on terms and conditions set forth in this Section 19(f), it being further agreed that a financing provided by a Note Pledgee to a Noteholder or any person which Controls such Noteholder that is secured by such Noteholder’s interest in the applicable Note and is structured as a repurchase arrangement, shall qualify as a “Pledge” hereunder, provided that a Note Pledgee which is not a Qualified Institutional Lender may not take title to the pledged Note without (a) prior to Securitization, the consent of each other Noteholder and (b) after Securitization, Rating Agency Confirmation. Upon written notice by the applicable Noteholder to the other Noteholders and any Servicer that a Pledge has been effected (including the name and address of the applicable Note Pledgee), each of the other Noteholders agrees to acknowledge receipt of such notice and thereafter agrees: (i) to give Note Pledgee written notice of any default by the pledging Noteholder in respect of its obligations under this Agreement of which default such Noteholder has actual knowledge; (ii) to allow such Note Pledgee a period of ten (10) days to cure a default by the pledging Noteholder in respect of its obligations to the other Noteholders hereunder, but such Note Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement shall be effective against such Note Pledgee without the written consent of such Note Pledgee, which consent shall not be unreasonably withheld, conditioned or delayed; (iv) that such other Noteholder shall give to such Note Pledgee copies of any notice of default under this Agreement simultaneously with the giving of same to the pledging Noteholder and accept any cure thereof by such Note Pledgee which such pledging Noteholder has the right (but not the obligation) to effect hereunder, as if such cure were made by such pledging Noteholder; (v) that such other Noteholder shall deliver to Note Pledgee such estoppel certificate(s) as Note Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to such other Noteholder; and (vi) that, upon written notice (a “Redirection Notice”) to the other Noteholders and any Servicer by such Note Pledgee that the pledging Noteholder is in default, beyond any applicable cure periods, under the pledging Noteholder’s obligations to such Note Pledgee pursuant to the applicable credit agreement between the pledging Noteholder and such Note Pledgee (which notice need not be joined in or confirmed by the pledging Noteholder), and until such Redirection Notice is withdrawn or rescinded by such Note Pledgee, Note Pledgee shall be entitled to receive any payments that any Noteholder or Servicer would otherwise be obligated to pay to the pledging Noteholder from time to time pursuant to this Agreement or any Servicing Agreement. Any pledging Noteholder hereby unconditionally and absolutely releases the other Noteholders and any Servicer from any liability to the pledging Noteholder on account of any Noteholder’s or Servicer’s compliance with any Redirection Notice believed by any Servicer or any such other Noteholder to have been delivered by a Note Pledgee. Note Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Noteholder to such Note Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and this Agreement. In such event, the Noteholders and any Servicer shall recognize such Note Pledgee (and any transferee other than the Mortgage Loan Borrower or any Affiliate thereof which is also a Qualified Institutional Lender at any foreclosure or similar sale held by such Note Pledgee or any transfer in lieu of foreclosure), and its successor and assigns, as the successor to the pledging Noteholder’s rights, remedies and obligations under this Agreement, and any such Note Pledgee or Qualified Institutional Lender shall assume in writing the obligations of the pledging Noteholder hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Note Pledgee) and agrees to be bound by the terms and provisions of this Agreement. The rights of a Note Pledgee under this Section 19(f) shall remain effective as to any Noteholder (and any Servicer) unless and until such Note Pledgee shall have notified any such Noteholder (and any Servicer, as applicable) in writing that its interest in the pledged Note has terminated.

(g)       Notwithstanding any provisions herein to the contrary, if a conduit (“Conduit”) which is not a Qualified Institutional Lender provides financing to a Noteholder then such Noteholder shall have the right to grant a security interest in its Note to such Conduit notwithstanding that such Conduit is not a Qualified Institutional Lender, if the following conditions are satisfied:

(i)        The loan (the “Conduit Inventory Loan”) made by the Conduit to such Noteholder to finance the acquisition and holding of its Note will require a third party (the “Conduit Credit Enhancer”) to provide credit enhancement;

(ii)       The Conduit Credit Enhancer and conduit manager (if Moody’s rates the Securitization) will be a Qualified Institutional Lender;

(iii)      Such Noteholder will pledge (or sell, transfer or assign as part of a repurchase facility) its interest in the applicable Note to the Conduit as collateral for the Conduit Inventory Loan;

(iv)      The Conduit Credit Enhancer and the Conduit will agree that, if such Noteholder defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by such Noteholder, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of such Noteholder’s Note to the Conduit Credit Enhancer; and

(v)       Unless the Conduit is in fact then a Qualified Institutional Lender, the Conduit will not, without obtaining the consent of each other Noteholder, have any greater right to acquire the interests in the Note pledged by such Noteholder, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Institutional Lender at a foreclosure sale conducted by a Note Pledgee.

Section 20.    Registration of Transfer. In connection with any Transfer of a Note (but excluding any Note Pledgee unless and until it realizes on its Pledge), except for transfer of a participation interest, a transferee shall execute an assignment and assumption agreement whereby such transferee assumes all of the obligations of the applicable Noteholder hereunder with respect to such Note thereafter accruing and agrees to be bound by the terms of this Agreement, including the restriction on Transfers set forth in Section 19, from and after the date of such assignment. Notwithstanding the preceding sentence, a Trustee shall not be required to execute an assignment and assumption agreement in connection with any Transfer of a Note if the obligations are assumed pursuant to the Securitization Servicing Agreement. No transfer of a Note may be made unless it is registered on the Note Register, and the Agent shall not recognize any attempted or purported transfer of any Note in violation of the provisions of Section 19 and this Section 20. Any such purported transfer shall be absolutely null and void and shall vest no rights in the purported transferee. Each Noteholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Agent and any other Noteholder against any liability that may result if the transfer is not made in accordance with the provisions of this Agreement. Upon a Securitization of the Lead Senior Note, the Certificate Administrator shall automatically become and be the Agent.

Section 21.    Registration of the Senior Notes and the Junior Note. The Agent shall keep or cause to be kept at the Agent Office books (the “Note Register”) for the registration and transfer of the Notes. The Agent shall serve as the initial Note registrar and the Agent hereby accepts such appointment. The names and addresses of the holders of the Notes and the names and addresses of any transferee of any Note of which the Agent has received notice, in the form of a copy of the assignment and assumption agreement referred to in Section 20, shall be registered in the Note Register. The Person in whose name a Note is so registered shall be deemed and treated as the sole owner and holder thereof for all purposes of this Agreement, except in the case of the Initial Senior Noteholders and the Initial Junior Noteholder who may hold their Notes through a nominee. Upon request of a Noteholder, the Agent shall provide such party with the names and addresses of the Noteholders. To the extent another party is appointed as Agent hereunder, the Senior Noteholders and the Junior Noteholder hereby designate such person as its agent under this Section 21 solely for purposes of maintaining the Note Register.

Section 22.    Statement of Intent. The Agent and each Noteholder intend that the Notes be classified and the arrangement hereby be maintained, in a manner consistent with rules applicable to a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code that is a fixed investment trust within the meaning of Treasury Regulation §301.7701-4(c), and the parties will not take any action inconsistent with such classification. It is neither the purpose nor the intent of this Agreement to create a partnership, joint venture, “taxable mortgage pool” or association taxable as a corporation among the parties.

Section 23.    No Pledge. This Agreement shall not be deemed to represent a pledge of any interest in any Mortgage Loan by the Senior Noteholders to the Junior Noteholder. Except as otherwise provided in this Agreement and the Servicing Agreement, the Junior Noteholder shall not have any interest in any property taken as security for any Mortgage Loan, provided, however, that if any such property or the proceeds of any sale, lease or other disposition thereof shall be received, then the Junior Noteholder shall be entitled to receive its share of such application in accordance with the terms of this Agreement and/or the Servicing Agreement.

Section 24.    Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 25.    Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)       SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b)       CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)       AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH A PARTY HEREIN SHALL HAVE BEEN NOTIFIED; AND

(d)       AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 26.    Modifications; Amendment. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by the parties hereto (other than as set forth in Section 5(c)) and, after Securitization, any modification that materially affects the rights of the Senior Noteholders shall be subject to Rating Agency Confirmation, except that no Rating Agency Confirmation shall be required in connection with a modification to cure any ambiguity or to correct or supplement any provision herein that may be defective or inconsistent with any other provisions herein or with the Servicing Agreement.

Section 27.    Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as provided herein, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto. Subject to Section 19, each Noteholder may assign or delegate its rights or obligations under this Agreement. Upon any such assignment, the assignee shall be entitled to all rights and benefits of the Senior Noteholders or the Junior Noteholder, as applicable, including, without limitation, the right to make further assignments and grant additional Notes.

Section 28.    Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

Section 29.    Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

Section 30.    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 31.    Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

Section 32.    Withholding Taxes.

(a)       If the Lead Senior Noteholder or the Mortgage Loan Borrower shall be required by law to deduct and withhold Taxes from interest, fees or other amounts payable to the Non-Lead Senior Noteholder or the Junior Noteholder with respect to the Mortgage Loan as a result of the Non-Lead Senior Noteholder or the Junior Noteholder constituting a Non-Exempt Person, the Lead Senior Noteholder, in its capacity as servicer, shall be entitled to do so with respect to the Non-Lead Senior Noteholder or the Junior Noteholder’s interest in such payment (all withheld amounts being deemed paid to the Non-Lead Senior Noteholder or the Junior Noteholder), provided that the Lead Senior Noteholder shall furnish such Non-Lead Senior Noteholder or Junior Noteholder with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for purposes of assisting such Non-Lead Senior Noteholder or Junior Noteholder to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which the Non-Lead Senior Noteholder or Junior Noteholder is subject to tax.

(b)       The Non-Lead Senior Noteholder and Junior Noteholder shall and hereby agrees to indemnify the Lead Senior Noteholder against and hold the Lead Senior Noteholder harmless from and against any Taxes, interest, penalties and reasonable attorneys’ fees and disbursements arising or resulting from any failure of the Lead Senior Noteholder (or the Servicer on its behalf) to withhold Taxes from payment made to the Non-Lead Senior Noteholder or the Junior Noteholder, as applicable, in reliance upon any representation, certificate, statement, document or instrument made or provided by such Non-Lead Senior Noteholder or Junior Noteholder to the Lead Senior Noteholder in connection with the obligation of the Lead Senior Noteholder to withhold Taxes from payments made to the Non-Lead Senior Noteholder or Junior Noteholder, it being expressly understood and agreed that the Lead Senior Noteholder shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same.

(c)       Contemporaneously with the execution of this Agreement and from time to time as reasonably requested by the Lead Senior Noteholder or Servicer during the term of this Agreement, the Non-Lead Senior Noteholder or Junior Noteholder shall deliver to the Lead Senior Noteholder or Servicer, as applicable, evidence satisfactory to the Lead Senior Noteholder substantiating whether the Non-Lead Senior Noteholder or Junior Noteholder, as applicable, is a Non-Exempt Person and whether the Lead Senior Noteholder is obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise under this Agreement. Without limiting the effect of the foregoing, (i) if the Non-Lead Senior Noteholder or Junior Noteholder is created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Lead Senior Noteholder an Internal Revenue Service Form W-9 and (ii) if the Non-Lead Senior Noteholder or Junior Noteholder is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the Mortgage Loan Borrower is treated for United States income tax purposes as derived in whole or part from sources within the United States, the Non-Lead Senior Noteholder or Junior Noteholder, as applicable, shall satisfy the requirements of the preceding sentence by furnishing to the Lead Senior Noteholder Internal Revenue Service Form W-8ECI, Form W-8IMY (with appropriate attachments) or Form W-8BEN or Form W-8BEN-E, as applicable, or successor forms, as may be required from time to time, duly executed by the Non-Lead Senior Noteholder or Junior Noteholder, as applicable. The Lead Senior Noteholder shall not be obligated to make any payment hereunder to the Non-Lead Senior Noteholder or Junior

Noteholder in respect of its Note or otherwise until such Noteholder shall have furnished to the Lead Senior Noteholder the requested forms, certificates, statements or documents.

Section 33.    Custody of Mortgage Loan Documents. The originals of all of the Mortgage Loan Documents (other than the Non-Lead Senior Note and the Junior Note) shall be held by the Lead Senior Noteholder (or a custodian acting on behalf of the Lead Senior Noteholder) on behalf of the registered holders of the Notes. Notwithstanding anything to the contrary in this Agreement, upon a Securitization of the Lead Senior Note, the originals of all of the Mortgage Loan Documents (other than the Non-Lead Senior Note and the Junior Note) shall be held by the Custodian (as defined in the Securitization Servicing Agreement).

Section 34.    Notices. All notices required hereunder shall be given by (i) telephone (confirmed promptly in writing) or shall be in writing and personally delivered, (ii) sent by facsimile transmission (during business hours) if the sender on the same day sends a confirming copy of such notice by reputable overnight delivery service (charges prepaid), (iii) reputable overnight delivery service (charges prepaid) or (iv) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

All notices and reports (including, without limitation, Asset Status Reports) required to be delivered hereunder by the Lead Senior Noteholder (or the Servicer on its behalf) to the Controlling Noteholder (or its Junior Operating Advisor), or by the Controlling Noteholder (or its Junior Operating Advisor) to the Lead Senior Noteholder (or the Servicer on its behalf), shall also be delivered by the applicable party to the Junior Noteholder.

Section 35.    Broker. The Junior Noteholder and the Senior Noteholders represent to each other that no broker was responsible for bringing about this transaction.

Section 36.    Certain Matters Affecting the Agent.

(a)       The Agent may request and/or rely upon and shall be protected in acting or refraining from acting upon any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 20;

(b)       The Agent may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

(c)       The Agent shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders pursuant to the provisions of this Agreement, unless it has received indemnity reasonably satisfactory to it;

(d)       The Agent or any of its directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Act, shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Agent to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(e)       The Agent shall not be bound to make any investigation into the facts or matters stated in any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 20; and

(f)        The Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder.

Section 37.    Termination of Agent. The Agent may be terminated at any time upon ten (10) days prior written notice from the Lead Senior Noteholder. In the event that the Agent is terminated pursuant to this Section 37, all of its rights and obligations under this Agreement shall be terminated, other than any rights or obligations that accrued prior to the date of such termination.

The Agent may resign at any time upon notice, so long as a successor Agent, reasonably satisfactory to the Noteholders, has agreed to be bound by this Agreement and perform the duties of the Agent hereunder. Natixis, as Initial Agent, may transfer its rights and obligations to the Servicer, as successor Agent, at any time without the consent of any Noteholder. Natixis, as Initial Agent, shall promptly and diligently attempt to cause such Servicer to act as successor Agent, and, if such Servicer declines to act in such capacity, shall promptly and diligently attempt to cause a similar servicer to act as successor Agent. The termination or resignation of such Servicer, as Servicer under the Servicing Agreement, shall be deemed a termination or resignation of such Servicer as Agent under this Agreement. Notwithstanding the to the contrary in this Agreement, upon a Securitization of the Lead Senior Note, the Certificate Administrator shall automatically become and be the Agent.

Section 38.    Servicing of the Loan. Pursuant to the Servicing Agreement, the Master Servicer (whose identity may change from time to time as provided in the Servicing Agreement) will be appointed as the servicer of the Mortgage Loan and the Special Servicer (whose identity may change from time to time as provided in the Servicing Agreement) will be appointed as the special servicer of the Mortgage Loan, and the parties agree that the Master Servicer and Special Servicer will service the Mortgage Loan on behalf of each Noteholder pursuant to the Servicing Agreement and subject to the terms hereof. The Senior Noteholders shall not enter into any amendment to any Servicing Agreement that would materially and adversely affect the rights or interests of the Junior Noteholder without obtaining the Junior Noteholder’s prior written consent which shall not be unreasonably withheld, conditioned or delayed.

Section 39.    Conflict. To the extent of any inconsistency between the Servicing Agreement, on one hand, and this Agreement (without regard to any references in this Agreement to the effect that a given defined term shall have the meaning of such defined term or an analogous term in the Servicing Agreement), on the other, this Agreement shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Initial Noteholders have caused this Agreement to be duly executed as of the day and year first above written.

NATIXIS REAL ESTATE CAPITAL LLC, as Initial Senior Note A-1 Noteholder and Initial Agent

By:	/s/ David Perlman
Name: David Perlman
Title: Director

By:	/s/ Delphine Clerjaud
Name: Delphine Clerjaud
Title: Vice President

Center 78 – Co-Lender Agreement

NATIXIS REAL ESTATE CAPITAL LLC, as Initial Senior Note A-2 Holder

By:	/s/ David Perlman
Name: David Perlman
Title: Director

By:	/s/ Delphine Clerjaud
Name: Delphine Clerjaud
Title: Vice President

Center 78 – Co-Lender Agreement

NATIXIS REAL ESTATE CAPITAL LLC, as Initial Junior Noteholder

NATIXIS REAL ESTATE CAPITAL LLC, as Initial Junior Noteholder

By:	/s/ David Perlman
Name: David Perlman
Title: Director

By:	/s/ Delphine Clerjaud
Name: Delphine Clerjaud
Title: Vice President

Center 78 – Co-Lender Agreement

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A.         Description of Mortgage Loan:

Mortgage Loan:	Center 78
Mortgage Loan Borrower:	184 Property Owner, LLC
Date of the Mortgage Loan and the Mortgage:	August 9, 2017
Initial Principal Amount of Mortgage Loan:	$68,800,000
Location of Mortgaged Property:	184 Liberty Corner Road, Warren NJ
Initial Maturity Date:	August 5, 2027

B.          Description of Note Interests:

Note A-1 Principal Balance:	$35,863,276.94
Note A-2 Principal Balance:	$28,000,000
Note B Principal Balance:	$4,936,723.06
Note A-1 Percentage Interest:	52.13%
Note A-2 Percentage Interest:	40.70%
Note B Percentage Interest:	7.17%
Senior Note Rate:	See Interest and Amortization Schedule attached as Exhibit D
Junior Note Rate:	Implied rate based on the interest payment as set forth on Exhibit D

A-1

EXHIBIT B

Initial Note A-1, Initial Note A-2 and Initial Note B Holder:

NATIXIS REAL ESTATE CAPITAL LLC

Notice Address:

Natixis Real Estate Capital LLC
1251 Avenue of the Americas
New York, New York 10020
Attention: Khaled Mohiuddin
Facsimile: (212) 891-5777

with a copy to:

Natixis Real Estate Capital LLC
Office of Chief Operating Officer
1251 Avenue of the Americas
New York, New York 10020
Facsimile: (212) 891-6288

with a copy to:

Natixis North America LLC
Office of the General Counsel
1251 Avenue of the Americas
New York, New York 10020

for legal notices, with a copy to:

legal.notices@us.natixis.com

B-1

EXHIBIT C

PERMITTED FUND MANAGERS

1.	Westbrook Partners

2.	DLJ Real Estate Capital Partners

3.	iStar Financial Inc.

4.	Capital Trust, Inc.

5.	Lend-Lease Real Estate Investments

6.	Archon Capital, L.P.

7.	Whitehall Street Real Estate Fund, L.P.

8.	The Blackstone Group International Ltd.

9.	Apollo Real Estate Advisors

10.	Colony Capital, Inc.

11.	Praedium Group

12.	J.E. Roberts Companies

13.	Fortress Investment Group, LLC

14.	Lonestar Opportunity Fund

15.	Clarion Partners

16.	Walton Street Capital, LLC

17.	Starwood Financial Trust

18.	BlackRock, Inc.

19.	Gramercy Capital Corp.

20.	North Star Realty Finance Corp.

21.	Brascan Real Estate Financials Partners LLC

22.	Prima Capital Advisor LLC

23.	Rialto Capital Management, LLC

C-1

EXHIBIT D

INTEREST AND AMORTIZATION TABLES

(taken from Schedule 7 of the Loan Agreement)

D-1

		35,863,276.94					28,000,000
						Pari Passu
												Interest Rate for
				A-1					A-2			Note A-1 and Note A-2			B-Note
	Payment Date	Initial Balance	Total Payment	Interest Payment	Principal Pay-off	End Balance	Initial Balance	Total Payment	Interest Payment	Principal Pay-off	End Balance		Initial Balance	Total Payment	Interest Payment	Principal Pay-off	End Balance
1	9/9/2017	35,863,276.94	126,310.30	126,310.30	-	35,863,276.94	28,000,000	98,615.88	98,615.88	-	28,000,000.00	4.090059%	4,936,723.06	45,512.66	45,512.66	-	4,936,723.06
2	10/9/2017	35,863,276.94	122,235.77	122,235.77	-	35,863,276.94	28,000,000	95,434.72	95,434.72	-	28,000,000.00	4.090059%	4,936,723.06	44,044.51	44,044.51	-	4,936,723.06
3	11/9/2017	35,863,276.94	126,310.30	126,310.30	-	35,863,276.94	28,000,000	98,615.88	98,615.88	-	28,000,000.00	4.090059%	4,936,723.06	45,512.66	45,512.66	-	4,936,723.06
4	12/9/2017	35,863,276.94	122,235.77	122,235.77	-	35,863,276.94	28,000,000	95,434.72	95,434.72	-	28,000,000.00	4.090059%	4,936,723.06	44,044.51	44,044.51	-	4,936,723.06
5	1/9/2018	35,863,276.94	126,310.30	126,310.30	-	35,863,276.94	28,000,000	98,615.88	98,615.88	-	28,000,000.00	4.090059%	4,936,723.06	45,512.66	45,512.66	-	4,936,723.06
6	2/9/2018	35,863,276.94	126,310.30	126,310.30	-	35,863,276.94	28,000,000	98,615.88	98,615.88	-	28,000,000.00	4.090059%	4,936,723.06	45,512.66	45,512.66	-	4,936,723.06
7	3/9/2018	35,863,276.94	114,086.73	114,086.73	-	35,863,276.94	28,000,000	89,072.41	89,072.41	-	28,000,000.00	4.090060%	4,936,723.06	41,108.20	41,108.20	-	4,936,723.06
8	4/9/2018	35,863,276.94	126,310.30	126,310.30	-	35,863,276.94	28,000,000	98,615.88	98,615.88	-	28,000,000.00	4.090059%	4,936,723.06	45,512.66	45,512.66	-	4,936,723.06
9	5/9/2018	35,863,276.94	122,235.77	122,235.77	-	35,863,276.94	28,000,000	95,434.72	95,434.72	-	28,000,000.00	4.090059%	4,936,723.06	44,044.51	44,044.51	-	4,936,723.06
10	6/9/2018	35,863,276.94	126,310.30	126,310.30	-	35,863,276.94	28,000,000	98,615.88	98,615.88	-	28,000,000.00	4.090059%	4,936,723.06	45,512.66	45,512.66	-	4,936,723.06
11	7/9/2018	35,863,276.94	122,235.77	122,235.77	-	35,863,276.94	28,000,000	95,434.72	95,434.72	-	28,000,000.00	4.090059%	4,936,723.06	44,044.51	44,044.51	-	4,936,723.06
12	8/9/2018	35,863,276.94	126,310.30	126,310.30	-	35,863,276.94	28,000,000	98,615.88	98,615.88	-	28,000,000.00	4.090059%	4,936,723.06	45,512.66	45,512.66	-	4,936,723.06
13	9/9/2018	35,863,276.94	126,310.30	126,310.30	-	35,863,276.94	28,000,000	98,615.88	98,615.88	-	28,000,000.00	4.090059%	4,936,723.06	45,512.66	45,512.66	-	4,936,723.06
14	10/9/2018	35,863,276.94	122,235.77	122,235.77	-	35,863,276.94	28,000,000	95,434.72	95,434.72	-	28,000,000.00	4.090059%	4,936,723.06	44,044.51	44,044.51	-	4,936,723.06
15	11/9/2018	35,863,276.94	126,310.30	126,310.30	-	35,863,276.94	28,000,000	98,615.88	98,615.88	-	28,000,000.00	4.090059%	4,936,723.06	45,512.66	45,512.66	-	4,936,723.06
16	12/9/2018	35,863,276.94	122,235.77	122,235.77	-	35,863,276.94	28,000,000	95,434.72	95,434.72	-	28,000,000.00	4.090059%	4,936,723.06	44,044.51	44,044.51	-	4,936,723.06
17	1/9/2019	35,863,276.94	126,310.30	126,310.30	-	35,863,276.94	28,000,000	98,615.88	98,615.88	-	28,000,000.00	4.090059%	4,936,723.06	45,512.66	45,512.66	-	4,936,723.06
18	2/9/2019	35,863,276.94	126,310.30	126,310.30	-	35,863,276.94	28,000,000	98,615.88	98,615.88	-	28,000,000.00	4.090059%	4,936,723.06	45,512.66	45,512.66	-	4,936,723.06
19	3/9/2019	35,863,276.94	114,086.73	114,086.73	-	35,863,276.94	28,000,000	89,072.41	89,072.41	-	28,000,000.00	4.090060%	4,936,723.06	41,108.20	41,108.20	-	4,936,723.06
20	4/9/2019	35,863,276.94	126,310.30	126,310.30	-	35,863,276.94	28,000,000	98,615.88	98,615.88	-	28,000,000.00	4.090059%	4,936,723.06	45,512.66	45,512.66	-	4,936,723.06
21	5/9/2019	35,863,276.94	122,235.77	122,235.77	-	35,863,276.94	28,000,000	95,434.72	95,434.72	-	28,000,000.00	4.090059%	4,936,723.06	44,044.51	44,044.51	-	4,936,723.06
22	6/9/2019	35,863,276.94	126,310.30	126,310.30	-	35,863,276.94	28,000,000	98,615.88	98,615.88	-	28,000,000.00	4.090059%	4,936,723.06	45,512.66	45,512.66	-	4,936,723.06
23	7/9/2019	35,863,276.94	122,235.77	122,235.77	-	35,863,276.94	28,000,000	95,434.72	95,434.72	-	28,000,000.00	4.090059%	4,936,723.06	44,044.51	44,044.51	-	4,936,723.06
24	8/9/2019	35,863,276.94	126,310.30	126,310.30	-	35,863,276.94	28,000,000	98,615.88	98,615.88	-	28,000,000.00	4.090059%	4,936,723.06	45,512.66	45,512.66	-	4,936,723.06
25	9/9/2019	35,863,276.94	126,310.30	126,310.30	-	35,863,276.94	28,000,000	98,615.88	98,615.88	-	28,000,000.00	4.090059%	4,936,723.06	45,512.66	45,512.66	-	4,936,723.06
26	10/9/2019	35,863,276.94	122,235.77	122,235.77	-	35,863,276.94	28,000,000	95,434.72	95,434.72	-	28,000,000.00	4.090059%	4,936,723.06	44,044.51	44,044.51	-	4,936,723.06
27	11/9/2019	35,863,276.94	126,310.30	126,310.30	-	35,863,276.94	28,000,000	98,615.88	98,615.88	-	28,000,000.00	4.090059%	4,936,723.06	45,512.66	45,512.66	-	4,936,723.06
28	12/9/2019	35,863,276.94	122,235.77	122,235.77	-	35,863,276.94	28,000,000	95,434.72	95,434.72	-	28,000,000.00	4.090059%	4,936,723.06	44,044.51	44,044.51	-	4,936,723.06
29	1/9/2020	35,863,276.94	126,310.30	126,310.30	-	35,863,276.94	28,000,000	98,615.88	98,615.88	-	28,000,000.00	4.090059%	4,936,723.06	45,512.66	45,512.66	-	4,936,723.06
30	2/9/2020	35,863,276.94	126,310.30	126,310.30	-	35,863,276.94	28,000,000	98,615.88	98,615.88	-	28,000,000.00	4.090059%	4,936,723.06	45,512.66	45,512.66	-	4,936,723.06
31	3/9/2020	35,863,276.94	118,161.25	118,161.25	-	35,863,276.94	28,000,000	92,253.56	92,253.56	-	28,000,000.00	4.090059%	4,936,723.06	42,576.35	42,576.35	-	4,936,723.06
32	4/9/2020	35,863,276.94	126,310.30	126,310.30	-	35,863,276.94	28,000,000	98,615.88	98,615.88	-	28,000,000.00	4.090059%	4,936,723.06	45,512.66	45,512.66	-	4,936,723.06
33	5/9/2020	35,863,276.94	122,235.77	122,235.77	-	35,863,276.94	28,000,000	95,434.72	95,434.72	-	28,000,000.00	4.090059%	4,936,723.06	44,044.51	44,044.51	-	4,936,723.06
34	6/9/2020	35,863,276.94	126,310.30	126,310.30	-	35,863,276.94	28,000,000	98,615.88	98,615.88	-	28,000,000.00	4.090059%	4,936,723.06	45,512.66	45,512.66	-	4,936,723.06
35	7/9/2020	35,863,276.94	122,235.77	122,235.77	-	35,863,276.94	28,000,000	95,434.72	95,434.72	-	28,000,000.00	4.090059%	4,936,723.06	44,044.51	44,044.51	-	4,936,723.06
36	8/9/2020	35,863,276.94	126,310.30	126,310.30	-	35,863,276.94	28,000,000	98,615.88	98,615.88	-	28,000,000.00	4.090059%	4,936,723.06	45,512.66	45,512.66	-	4,936,723.06
37	9/9/2020	35,863,276.94	126,310.30	126,310.30	-	35,863,276.94	28,000,000	98,615.88	98,615.88	-	28,000,000.00	4.090059%	4,936,723.06	45,512.66	45,512.66	-	4,936,723.06
38	10/9/2020	35,863,276.94	122,235.77	122,235.77	-	35,863,276.94	28,000,000	95,434.72	95,434.72	-	28,000,000.00	4.090059%	4,936,723.06	44,044.51	44,044.51	-	4,936,723.06
39	11/9/2020	35,863,276.94	126,310.30	126,310.30	-	35,863,276.94	28,000,000	98,615.88	98,615.88	-	28,000,000.00	4.090059%	4,936,723.06	45,512.66	45,512.66	-	4,936,723.06
40	12/9/2020	35,863,276.94	122,235.77	122,235.77	-	35,863,276.94	28,000,000	95,434.72	95,434.72	-	28,000,000.00	4.090059%	4,936,723.06	44,044.51	44,044.51	-	4,936,723.06
41	1/9/2021	35,863,276.94	126,310.30	126,310.30	-	35,863,276.94	28,000,000	98,615.88	98,615.88	-	28,000,000.00	4.090059%	4,936,723.06	45,512.66	45,512.66	-	4,936,723.06
42	2/9/2021	35,863,276.94	126,310.30	126,310.30	-	35,863,276.94	28,000,000	98,615.88	98,615.88	-	28,000,000.00	4.090059%	4,936,723.06	45,512.66	45,512.66	-	4,936,723.06
43	3/9/2021	35,863,276.94	114,086.73	114,086.73	-	35,863,276.94	28,000,000	89,072.41	89,072.41	-	28,000,000.00	4.090060%	4,936,723.06	41,108.20	41,108.20	-	4,936,723.06
44	4/9/2021	35,863,276.94	126,310.30	126,310.30	-	35,863,276.94	28,000,000	98,615.88	98,615.88	-	28,000,000.00	4.090059%	4,936,723.06	45,512.66	45,512.66	-	4,936,723.06
45	5/9/2021	35,863,276.94	122,235.77	122,235.77	-	35,863,276.94	28,000,000	95,434.72	95,434.72	-	28,000,000.00	4.090059%	4,936,723.06	44,044.51	44,044.51	-	4,936,723.06
46	6/9/2021	35,863,276.94	126,310.30	126,310.30	-	35,863,276.94	28,000,000	98,615.88	98,615.88	-	28,000,000.00	4.090059%	4,936,723.06	45,512.66	45,512.66	-	4,936,723.06
47	7/9/2021	35,863,276.94	122,235.77	122,235.77	-	35,863,276.94	28,000,000	95,434.72	95,434.72	-	28,000,000.00	4.090059%	4,936,723.06	44,044.51	44,044.51	-	4,936,723.06
48	8/9/2021	35,863,276.94	126,310.30	126,310.30	-	35,863,276.94	28,000,000	98,615.88	98,615.88	-	28,000,000.00	4.090059%	4,936,723.06	45,512.66	45,512.66	-	4,936,723.06
49	9/9/2021	35,863,276.94	126,310.30	126,310.30	-	35,863,276.94	28,000,000	98,615.88	98,615.88	-	28,000,000.00	4.090059%	4,936,723.06	45,512.66	45,512.66	-	4,936,723.06
50	10/9/2021	35,863,276.94	122,235.77	122,235.77	-	35,863,276.94	28,000,000	95,434.72	95,434.72	-	28,000,000.00	4.090059%	4,936,723.06	44,044.51	44,044.51	-	4,936,723.06
51	11/9/2021	35,863,276.94	126,310.30	126,310.30	-	35,863,276.94	28,000,000	98,615.88	98,615.88	-	28,000,000.00	4.090059%	4,936,723.06	45,512.66	45,512.66	-	4,936,723.06
52	12/9/2021	35,863,276.94	122,235.77	122,235.77	-	35,863,276.94	28,000,000	95,434.72	95,434.72	-	28,000,000.00	4.090059%	4,936,723.06	44,044.51	44,044.51	-	4,936,723.06
53	1/9/2022	35,863,276.94	126,310.30	126,310.30	-	35,863,276.94	28,000,000	98,615.88	98,615.88	-	28,000,000.00	4.090059%	4,936,723.06	45,512.66	45,512.66	-	4,936,723.06
54	2/9/2022	35,863,276.94	126,310.30	126,310.30	-	35,863,276.94	28,000,000	98,615.88	98,615.88	-	28,000,000.00	4.090059%	4,936,723.06	45,512.66	45,512.66	-	4,936,723.06
55	3/9/2022	35,863,276.94	114,086.73	114,086.73	-	35,863,276.94	28,000,000	89,072.41	89,072.41	-	28,000,000.00	4.090060%	4,936,723.06	41,108.20	41,108.20	-	4,936,723.06
56	4/9/2022	35,863,276.94	126,310.30	126,310.30	-	35,863,276.94	28,000,000	98,615.88	98,615.88	-	28,000,000.00	4.090059%	4,936,723.06	45,512.66	45,512.66	-	4,936,723.06
57	5/9/2022	35,863,276.94	122,235.77	122,235.77	-	35,863,276.94	28,000,000	95,434.72	95,434.72	-	28,000,000.00	4.090059%	4,936,723.06	44,044.51	44,044.51	-	4,936,723.06
58	6/9/2022	35,863,276.94	126,310.30	126,310.30	-	35,863,276.94	28,000,000	98,615.88	98,615.88	-	28,000,000.00	4.090059%	4,936,723.06	45,512.66	45,512.66	-	4,936,723.06
59	7/9/2022	35,863,276.94	122,235.77	122,235.77	-	35,863,276.94	28,000,000	95,434.72	95,434.72	-	28,000,000.00	4.090059%	4,936,723.06	44,044.51	44,044.51	-	4,936,723.06
60	8/9/2022	35,863,276.94	126,310.30	126,310.30	-	35,863,276.94	28,000,000	98,615.88	98,615.88	-	28,000,000.00	4.090059%	4,936,723.06	45,512.66	45,512.66	-	4,936,723.06
61	9/9/2022	35,863,276.94	151,868.55	151,868.55	-	35,863,276.94	28,000,000	118,570.29	118,570.29	-	28,000,000.00	4.917662%	4,936,723.06	65,763.03	-	65,763.03	4,870,960.03
62	10/9/2022	35,863,276.94	146,829.08	146,829.08	-	35,863,276.94	28,000,000	114,635.76	114,635.76	-	28,000,000.00	4.912961%	4,870,960.03	76,457.60	-	76,457.60	4,794,502.43
63	11/9/2022	35,863,276.94	151,554.60	151,554.60	-	35,863,276.94	28,000,000	118,325.19	118,325.19	-	28,000,000.00	4.907496%	4,794,502.43	66,429.26	-	66,429.26	4,728,073.17
64	12/9/2022	35,863,276.94	146,523.84	146,523.84	-	35,863,276.94	28,000,000	114,397.46	114,397.46	-	28,000,000.00	4.902748%	4,728,073.17	77,105.35	-	77,105.35	4,650,967.82
65	1/9/2023	35,863,276.94	151,237.77	151,237.77	-	35,863,276.94	28,000,000	118,077.82	118,077.82	-	28,000,000.00	4.897237%	4,650,967.82	67,101.64	-	67,101.64	4,583,866.18
66	2/9/2023	35,863,276.94	151,089.65	151,089.65	-	35,863,276.94	28,000,000	117,962.18	117,962.18	-	28,000,000.00	4.892441%	4,583,866.18	67,415.97	-	67,415.97	4,516,450.21
67	3/9/2023	35,863,276.94	136,333.66	136,333.66	-	35,863,276.94	28,000,000	106,441.54	106,441.54	-	28,000,000.00	4.887622%	4,516,450.21	98,730.58	-	98,730.58	4,417,719.63
68	4/9/2023	35,863,276.94	150,722.89	150,722.89	-	35,863,276.94	28,000,000	117,675.84	117,675.84	-	28,000,000.00	4.880565%	4,417,719.63	68,194.28	-	68,194.28	4,349,525.35
69	5/9/2023	35,863,276.94	145,715.19	145,715.19	-	35,863,276.94	28,000,000	113,766.11	113,766.11	-	28,000,000.00	4.875690%	4,349,525.35	78,821.44	-	78,821.44	4,270,703.91
70	6/9/2023	35,863,276.94	150,398.38	150,398.38	-	35,863,276.94	28,000,000	117,422.47	117,422.47	-	28,000,000.00	4.870056%	4,270,703.91	68,882.96	-	68,882.96	4,201,820.95
71	7/9/2023	35,863,276.94	145,399.67	145,399.67	-	35,863,276.94	28,000,000	113,519.76	113,519.76	-	28,000,000.00	4.865133%	4,201,820.95	79,491.03	-	79,491.03	4,122,329.92
72	8/9/2023	35,863,276.94	150,070.86	150,070.86	-	35,863,276.94	28,000,000	117,166.76	117,166.76	-	28,000,000.00	4.859451%	4,122,329.92	69,578.01	-	69,578.01	4,052,751.91
73	9/9/2023	35,863,276.94	149,917.27	149,917.27	-	35,863,276.94	28,000,000	117,046.85	117,046.85	-	28,000,000.00	4.854478%	4,052,751.91	69,903.95	-	69,903.95	3,982,847.96
74	10/9/2023	35,863,276.94	144,931.90	144,931.90	-	35,863,276.94	28,000,000	113,154.56	113,154.56	-	28,000,000.00	4.849481%	3,982,847.96	80,483.71	-	80,483.71	3,902,364.25
75	11/9/2023	35,863,276.94	149,585.31	149,585.31	-	35,863,276.94	28,000,000	116,787.67	116,787.67	-	28,000,000.00	4.843728%	3,902,364.25	70,608.43	-	70,608.43	3,831,755.82
76	12/9/2023	35,863,276.94	144,609.14	144,609.14	-	35,863,276.94	28,000,000	112,902.57	112,902.57	-	28,000,000.00	4.838681%	3,831,755.82	81,168.66	-	81,168.66	3,750,587.16
77	1/9/2024	35,863,276.94	149,250.28	149,250.28	-	35,863,276.94	28,000,000	116,526.10	116,526.10	-	28,000,000.00	4.832880%	3,750,587.16	71,319.42	-	71,319.42	3,679,267.74
78	2/9/2024	35,863,276.94	149,092.85	149,092.85	-	35,863,276.94	28,000,000	116,403.18	116,403.18	-	28,000,000.00	4.827782%	3,679,267.74	71,653.51	-	71,653.51	3,607,614.23
79	3/9/2024	35,863,276.94	139,325.99	139,325.99	-	35,863,276.94	28,000,000	108,777.79	108,777.79	-	28,000,000.00	4.822660%	3,607,614.23	92,380.37	-	92,380.37	3,515,233.86
80	4/9/2024	35,863,276.94	148,730.75	148,730.75	-	35,863,276.94	28,000,000	116,120.49	116,120.49	-	28,000,000.00	4.816057%	3,515,233.86	72,421.92	-	72,421.92	3,442,811.94
81	5/9/2024	35,863,276.94	143,778.28	143,778.28	-	35,863,276.94	28,000,000	112,253.88	112,253.88	-	28,000,000.00	4.810880%	3,442,811.94	82,931.88	-	82,931.88	3,359,880.06
82	6/9/2024	35,863,276.94	148,387.83	148,387.83	-	35,863,276.94	28,000,000	115,852.75	115,852.75	-	28,000,000.00	4.804953%	3,359,880.06	73,149.67	-	73,149.67	3,286,730.39
83	7/9/2024	35,863,276.94	143,444.87	143,444.87	-	35,863,276.94	28,000,000	111,993.56	111,993.56	-	28,000,000.00	4.799724%	3,286,730.39	83,639.44	-	83,639.44	3,203,090.95
84	8/9/2024	35,863,276.94	148,041.74	148,041.74	-	35,863,276.94	28,000,000	115,582.54	115,582.54	-	28,000,000.00	4.793746%	3,203,090.95	73,884.13	-	73,884.13	3,129,206.82
85	9/9/2024	35,863,276.94	147,878.65	147,878.65	-	35,863,276.94	28,000,000	115,455.21	115,455.21	-	28,000,000.00	4.788465%	3,129,206.82	74,230.24	-	74,230.24	3,054,976.58
86	10/9/2024	35,863,276.94	142,949.80	142,949.80	-	35,863,276.94	28,000,000	111,607.04	111,607.04	-	28,000,000.00	4.783159%	3,054,976.58	84,690.06	-	84,690.06	2,970,286.52
87	11/9/2024	35,863,276.94	147,527.85	147,527.85	-	35,863,276.94	28,000,000	115,181.32	115,181.32	-	28,000,000.00	4.777106%	2,970,286.52	74,974.69	-	74,974.69	2,895,311.83
88	12/9/2024	35,863,276.94	142,608.72	142,608.72	-	35,863,276.94	28,000,000	111,340.75	111,340.75	-	28,000,000.00	4.771746%	2,895,311.83	85,413.88	-	85,413.88	2,809,897.95
89	1/9/2025	35,863,276.94	147,173.80	147,173.80	-	35,863,276.94	28,000,000	114,904.91	114,904.91	-	28,000,000.00	4.765641%	2,809,897.95	75,726.03	-	75,726.03	2,734,171.92
90	2/9/2025	35,863,276.94	147,006.65	147,006.65	-	35,863,276.94	28,000,000	114,774.40	114,774.40	-	28,000,000.00	4.760229%	2,734,171.92	76,080.76	-	76,080.76	2,658,091.16
91	3/9/2025	35,863,276.94	132,628.51	132,628.51	-	35,863,276.94	28,000,000	103,548.77	103,548.77	-	28,000,000.00	4.754791%	2,658,091.16	106,593.51	-	106,593.51	2,551,497.65

92	4/9/2025	35,863,276.94	146,603.41	146,603.41	-	35,863,276.94	28,000,000	114,459.58	114,459.58	-	28,000,000.00	4.747171%	2,551,497.65	76,936.49	-	76,936.49	2,474,561.16
93	5/9/2025	35,863,276.94	141,709.93	141,709.93	-	35,863,276.94	28,000,000	110,639.02	110,639.02	-	28,000,000.00	4.741672%	2,474,561.16	87,321.28	-	87,321.28	2,387,239.88
94	6/9/2025	35,863,276.94	146,240.84	146,240.84	-	35,863,276.94	28,000,000	114,176.50	114,176.50	-	28,000,000.00	4.735431%	2,387,239.88	77,705.94	-	77,705.94	2,309,533.94
95	7/9/2025	35,863,276.94	141,357.39	141,357.39	-	35,863,276.94	28,000,000	110,363.79	110,363.79	-	28,000,000.00	4.729877%	2,309,533.94	88,069.41	-	88,069.41	2,221,464.53
96	8/9/2025	35,863,276.94	145,874.90	145,874.90	-	35,863,276.94	28,000,000	113,890.80	113,890.80	-	28,000,000.00	4.723582%	2,221,464.53	78,482.51	-	78,482.51	2,142,982.02
97	9/9/2025	35,863,276.94	145,701.66	145,701.66	-	35,863,276.94	28,000,000	113,755.55	113,755.55	-	28,000,000.00	4.717972%	2,142,982.02	78,850.15	-	78,850.15	2,064,131.87
98	10/9/2025	35,863,276.94	140,833.17	140,833.17	-	35,863,276.94	28,000,000	109,954.50	109,954.50	-	28,000,000.00	4.712336%	2,064,131.87	89,181.89	-	89,181.89	1,974,949.98
99	11/9/2025	35,863,276.94	145,330.75	145,330.75	-	35,863,276.94	28,000,000	113,465.95	113,465.95	-	28,000,000.00	4.705961%	1,974,949.98	79,637.30	-	79,637.30	1,895,312.68
100	12/9/2025	35,863,276.94	140,472.54	140,472.54	-	35,863,276.94	28,000,000	109,672.95	109,672.95	-	28,000,000.00	4.700269%	1,895,312.68	89,947.20	-	89,947.20	1,805,365.48
101	1/9/2026	35,863,276.94	144,956.41	144,956.41	-	35,863,276.94	28,000,000	113,173.69	113,173.69	-	28,000,000.00	4.693840%	1,805,365.48	80,431.70	-	80,431.70	1,724,933.78
102	2/9/2026	35,863,276.94	144,778.86	144,778.86	-	35,863,276.94	28,000,000	113,035.08	113,035.08	-	28,000,000.00	4.688091%	1,724,933.78	80,808.48	-	80,808.48	1,644,125.30
103	3/9/2026	35,863,276.94	130,606.89	130,606.89	-	35,863,276.94	28,000,000	101,970.41	101,970.41	-	28,000,000.00	4.682315%	1,644,125.30	110,883.72	-	110,883.72	1,533,241.58
104	4/9/2026	35,863,276.94	144,355.73	144,355.73	-	35,863,276.94	28,000,000	112,704.71	112,704.71	-	28,000,000.00	4.674389%	1,533,241.58	81,706.45	-	81,706.45	1,451,535.13
105	5/9/2026	35,863,276.94	139,524.55	139,524.55	-	35,863,276.94	28,000,000	108,932.81	108,932.81	-	28,000,000.00	4.668549%	1,451,535.13	91,958.99	-	91,958.99	1,359,576.14
106	6/9/2026	35,863,276.94	143,972.38	143,972.38	-	35,863,276.94	28,000,000	112,405.41	112,405.41	-	28,000,000.00	4.661976%	1,359,576.14	82,519.98	-	82,519.98	1,277,056.16
107	7/9/2026	35,863,276.94	139,151.83	139,151.83	-	35,863,276.94	28,000,000	108,641.80	108,641.80	-	28,000,000.00	4.656077%	1,277,056.16	92,749.97	-	92,749.97	1,184,306.19
108	8/9/2026	35,863,276.94	143,585.49	143,585.49	-	35,863,276.94	28,000,000	112,103.36	112,103.36	-	28,000,000.00	4.649448%	1,184,306.19	83,341.02	-	83,341.02	1,100,965.17
109	9/9/2026	35,863,276.94	143,401.52	143,401.52	-	35,863,276.94	28,000,000	111,959.73	111,959.73	-	28,000,000.00	4.643491%	1,100,965.17	83,731.42	-	83,731.42	1,017,233.75
110	10/9/2026	35,863,276.94	138,596.80	138,596.80	-	35,863,276.94	28,000,000	108,208.47	108,208.47	-	28,000,000.00	4.637506%	1,017,233.75	93,927.83	-	93,927.83	923,305.92
111	11/9/2026	35,863,276.94	143,009.36	143,009.36	-	35,863,276.94	28,000,000	111,653.54	111,653.54	-	28,000,000.00	4.630792%	923,305.92	84,563.67	-	84,563.67	838,742.25
112	12/9/2026	35,863,276.94	138,215.51	138,215.51	-	35,863,276.94	28,000,000	107,910.79	107,910.79	-	28,000,000.00	4.624748%	838,742.25	94,736.99	-	94,736.99	744,005.26
113	1/9/2027	35,863,276.94	142,613.57	142,613.57	-	35,863,276.94	28,000,000	111,344.54	111,344.54	-	28,000,000.00	4.617976%	744,005.26	85,403.59	-	85,403.59	658,601.67
114	2/9/2027	35,863,276.94	142,425.05	142,425.05	-	35,863,276.94	28,000,000	111,197.36	111,197.36	-	28,000,000.00	4.611872%	658,601.67	85,803.65	-	85,803.65	572,798.02
115	3/9/2027	35,863,276.94	128,470.91	128,470.91	-	35,863,276.94	28,000,000	100,302.75	100,302.75	-	28,000,000.00	4.605739%	572,798.02	115,416.62	-	115,416.62	457,381.40
116	4/9/2027	35,863,276.94	141,980.88	141,980.88	-	35,863,276.94	28,000,000	110,850.57	110,850.57	-	28,000,000.00	4.597489%	457,381.40	86,746.26	-	86,746.26	370,635.14
117	5/9/2027	35,863,276.94	137,215.54	137,215.54	-	35,863,276.94	28,000,000	107,130.07	107,130.07	-	28,000,000.00	4.591289%	370,635.14	96,859.08	-	96,859.08	273,776.06
118	6/9/2027	35,863,276.94	141,575.59	141,575.59	-	35,863,276.94	28,000,000	110,534.15	110,534.15	-	28,000,000.00	4.584365%	273,776.06	87,606.35	-	87,606.35	186,169.71
119	7/9/2027	35,863,276.94	136,821.49	136,821.49	-	35,863,276.94	28,000,000	106,822.42	106,822.42	-	28,000,000.00	4.578104%	186,169.71	97,695.32	-	97,695.32	88,474.39
120	8/9/2027	35,863,276.94	141,166.56	141,166.56	35,863,276.94	-	28,000,000	110,214.79	110,214.79	28,000,000.00	-	4.571120%	88,474.39	88,474.39	-	88,474.39	-

SCHEDULE I

The Note A-1 PSA shall provide that:

(i)         the Master Servicer and Trustee for such Securitization shall be required to notify the servicer, special servicer and trustee of each other Securitization of the amount of any P&I Advance it has made with respect to the Note included in such Securitization within two Business Days of making such advance;

(ii)        if the Master Servicer or Trustee determines that a proposed P&I Advance, if made, or any outstanding P&I Advance previously made, would be, or is, as applicable, a nonrecoverable advance, the Master Servicer shall provide the other servicers written notice of such determination within 2 Business Days after such determination was made;

(iii)       the Master Servicer shall remit all payments received (or advanced) with respect to the Non-Lead Senior Note, net of its Servicing Fee and any other applicable fees and reimbursements payable to the Master Servicer, the Special Servicer and the Trustee, to the Non-Lead Senior Noteholder on the applicable Master Servicer Remittance Date;

(iv)       the Master Servicer agrees to make available to the master servicer under the Non-Lead Securitization Servicing Agreement the CREFC® Investor Reporting Package® (as defined in the Servicing Agreement) pursuant to the terms of the Servicing Agreement on a monthly basis on the applicable Master Servicer Remittance Date;

(v)        the Master Servicer, any primary servicer, the Special Servicer and the Lead Trustee, certificate administrator or other party acting as custodian for the Lead Securitization shall be required to deliver (and shall be required to cause each other servicer and servicing function participant (within the meaning of Items 1123 and 1122, respectively, of Regulation AB) retained or engaged by it to deliver), to the parties to the Non-Lead Securitization Servicing Agreement, at its own expense, in a timely manner, the reports, certifications, compliance statements, accountants’ assessments and attestations, information to be included in reports (including, without limitation, Form 15G, Form 10K, Form 10D, Form 8K), and other materials specified in each of the other Servicing Agreements as the parties to the Non-Lead Securitization may require in order to comply with their obligations under the Securities Act of 1933, as amended, Securities Exchange Act of 1934 (including Rule 15Ga-1), as amended, and Regulation AB, and any other applicable law. Without limiting the generality of the foregoing, the Lead Senior Noteholder for a Lead Securitization shall provide in a timely manner to the depositor and the trustee for any prior Securitization a copy of the Servicing Agreement and each Lead Servicer (at the expense of the

Sch. I-1

Lead Senior Noteholder) will be required, upon prior written request, to provide to the depositor and the trustee for any prior Securitization any other information required to comply in a timely manner with applicable filing requirements under Items 1.01 and 6.02 of Form 8-K, any other disclosure information required pursuant to Regulation AB in a timely manner for inclusion in any disclosure document (and, with respect to the Servicing Agreement, for filing under Form 8-K), and with respect to the Lead Servicers, upon prior written request, market indemnification agreements, opinions and Regulation AB compliance letters as were or are being delivered with respect to the Lead Securitization. As used in this Agreement, “Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the United States Securities and Exchange Commission (the “Commission”) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time, in each case as effective from time to time as of the compliance dates specified therein. The Master Servicer, any primary servicer and the Special Servicer, upon prior written request, shall each be required to provide certification and indemnification to each Certifying Person with respect to the Sarbanes-Oxley Certification (or analogous terms) as such terms are defined in the Non-Lead Securitization Servicing Agreement;

(vi)       the servicing duties of each of the Master Servicer and Special Servicer under the Servicing Agreement shall include the duty to service the Junior Note on behalf of the Junior Noteholder and to service the Non-Lead Senior Note on behalf of the related Trustees and related Certificate holders in accordance with the terms and provisions of this Agreement;

(vii)      provide that, with respect to the Non-Lead Senior Note , the Master Servicer shall withdraw from the related Collection Account and remit to the Holder of the Non-Lead Senior Note, within one (1) Business Day of receipt of properly identified funds, any amounts that represent late collections or principal prepayments on such Non-Lead Senior Note or any successor REO Property with respect thereto (exclusive of any portion of such amount payable or reimbursable to any third party in accordance with this Agreement), unless such amount would otherwise be included in the monthly remittance to the Holder of such Non-Lead Senior Note for such month; provided, however, that to the extent any such amounts are received after 3:00 p.m. Eastern time on any given Business Day, the Master Servicer shall use commercially reasonable efforts to remit such late collections or principal prepayments to the Non-Lead Master Servicer within one Business Day of receipt of properly identified funds but, in any event, the Master Servicer shall remit such amounts within two Business Days of receipt of properly identified funds;

(viii)     the Non-Lead Senior Noteholder and Junior Noteholder is an intended third-party beneficiary in respect of the rights afforded it under the Servicing Agreement and each master servicer under a Non-Lead Securitization Servicing Agreement will be entitled to enforce the rights of the related Trustee

Sch. I-2

with respect to such Non-Lead Senior Note under this Agreement and the Servicing Agreement; and

(ix)           each master servicer and special servicer under any Non-Lead Securitization Servicing Agreement shall be a third-party beneficiary of the Servicing Agreement with respect to all provisions therein expressly relating to compensation, reimbursement or indemnification of such master servicer or special servicer, as the case may be, and the provisions regarding coordination of Advances;

(x)            it shall not be amended in a manner that materially and adversely affects the rights of the Non-Lead Senior Noteholder without their consent; and

(xi)           satisfy Moody’s rating methodology as of the closing date of the Lead Securitization related to permitted investments and eligible accounts applicable to securities rated “Aaa” by Moody’s;

(xii)          provide that, in connection with (A) any amendment of the Servicing Agreement, a party to such Servicing Agreement is required to provide a copy of the executed amendment to the depositor under the Non-Lead Securitization Servicing Agreement and one or more parties to the related Non-Lead Securitization Servicing Agreement (which may be by e-mail), together with a copy of such amendment in electronic format, no later than the effective date of such amendment, and (B) the termination, resignation and/or replacement of the Master Servicer or Special Servicer under the Servicing Agreement, the replacement “master servicer” or replacement “special servicer”, as applicable, is required to provide to the depositor under the Non-Lead Securitization Servicing Agreement and one or more parties to the related Non-Lead Securitization Servicing Agreement all disclosure about itself that is required to be included in Form 8-K no later than the date of effectiveness thereof;

(xiii)         provide that “servicer termination events” (or any analogous term under the Servicing Agreement) include customary market termination events with respect to failure to make advances, failure to remit payments to the Non-Lead Senior Noteholder as required, failure to deliver (or cause to be delivered) materials or information required in order for the Non-Lead Senior Noteholder or the depositor under the Non-Lead Securitization Servicing Agreement to timely comply with its obligations under the Exchange Act, the Securities Act or Form SF-3, and for rating agency triggers with respect to any Certificates, subject to customary grace periods (provided that, in the case of failures related to the securities laws, such grace periods will not cause a depositor under the Non-Lead Securitization Servicing Agreement to fail to comply with the applicable provisions of such securities laws);

(xiv)         provide that if the Non-Lead Senior Note becomes the subject of an “asset review” under the Non-Lead Securitization Servicing Agreement, the applicable parties to the Servicing Agreement are required to reasonably

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cooperate with the related asset representations reviewer or other applicable party to the Non-Lead Securitization Servicing Agreement in connection with such asset review, including with respect to providing access to related underlying documents to the extent the asset representations reviewer or such other applicable party to the Non-Lead Securitization Servicing Agreement has not obtained such documents from the Non-Lead Senior Noteholder and such documents are in the possession of the applicable party to the Servicing Agreement; and

(xv)          have provisions materially consistent with those set forth in the Model PSA with respect to:

(1)        servicing transfer events that would result in the transfer of the Mortgage Loan to special servicing status;

(2)        the authority of the servicers in the Note A-2 Securitization to grant or agree or consent to material modifications, waivers and amendments to the Mortgage Loan, or to approve material assignments and assumptions or material additional indebtedness in connection with the Mortgage Loan;

(3)        requirements to obtain an appraisal or appraisal update following a transfer of the Mortgage Loan to special servicing status and periodic updates thereof;

(4)        duties of the special servicer in respect of foreclosure and the management of REO property; and

(5)        subject to various adjustments and caps provided for in the Note A-1 PSA (which shall be substantially similar to those set forth in the Note A-2 PSA), primary servicing, special servicing, workout and liquidation fees, provided, however, that (1) this clause (xv) shall not be construed to prohibit differences in timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificate holder or investor voting or consent thresholds, or to prohibit or restrict additional approval, consent, consultation, notice or rating agency confirmation requirements; and (2) in the event of any conflict between this sentence and any other provision of this Agreement, such other provision of the Agreement shall control.

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SCHEDULE II

If Note A-2 is included in a Securitization, it shall cause the applicable Non-Lead Securitization Servicing Agreement to contain provisions to the effect that:

(i)            the applicable master servicer and trustee for such Securitization shall be required to notify the master servicer, special servicer and trustee of each other Securitization of the amount of any P&I Advance it has made with respect to the Note included in such Securitization within two Business Days of making such advance;

(ii)           if the applicable master servicer, special servicer or trustee determines that a proposed P&I Advance, if made, or any outstanding P&I Advance previously made, would be, or is, as applicable, a nonrecoverable advance, the master servicer shall provide the other servicers written notice of such determination within 2 Business Days after such determination was made;

(iii)          in the event the Non-Lead Senior Noteholder is responsible for its proportionate share of any Nonrecoverable Advances (or any other portion of a Nonrecoverable Advance) (and advance interest thereon) or other fee or expense pursuant to Section 17, and funds received with respect to the Non-Lead Senior Note are insufficient to cover such amounts, (x) the related master servicer will be required to pay the Master Servicer, Special Servicer or Lead Trustee, as applicable, out of general funds in the collection account (or equivalent account) established under the Non-Lead Securitization Servicing Agreement and (y) if the Lead Servicing Agreement permits the Master Servicer, Special Servicer or Lead Trustee to pay itself from the Lead Securitization Trust’s general account then the master servicer under the Non-Lead Securitization Servicing Agreement will be required to reimburse the Lead Securitization Trust out of general funds in the collection account (or equivalent account) established under the Non-Lead Securitization Servicing Agreement;

(iv)         each of the Master Servicer and the Special Servicer shall be indemnified (as and to the extent the Lead Securitization Trust is required to indemnify each such party) against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses, incurred in connection with any PSA that relate solely to its servicing of the Mortgage Loan, as applicable, and the master servicer under the Non-Lead Securitization Servicing Agreement will be required to reimburse the Master Servicer, Special Servicer or Lead Trustee, as applicable, out of general funds in the collection account (or equivalent account) established under the Non-Lead Securitization Servicing Agreement for the Non-Lead Noteholder’s proportionate share of such amounts;

(v)          each of the trustee and the master servicer under the Non-Lead Securitization Servicing Agreement, as applicable, shall acknowledge that, (i) each of the Master Servicer and the Lead Trustee will be a third party

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beneficiary under the Non-Lead Securitization Servicing Agreement with respect to any provisions therein relating to (1) the reimbursement for the Non-Lead Noteholder’s proportionate share of any nonrecoverable advances made with respect to such Non-Lead Senior Note by the Master Servicer or the Lead Trustee and (2) as to the Master Servicer only, the indemnification of the Master Servicer against the Non-Lead Noteholder’s proportionate share of any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses, incurred in connection with any Servicing Agreement or Non-Lead Securitization Servicing Agreement and relating to the Non-Lead Senior Note and (ii) the Special Servicer will be a third party beneficiary under the Non-Lead Securitization Servicing Agreement with respect to any provisions therein relating to (1) the reimbursement for the Non-Lead Noteholder’s proportionate share of any nonrecoverable advances made with respect to the Non-Lead Senior Note by the Special Servicer (it being understood that the Special Servicer is not required to make any Advances) and (2) the indemnification of the Special Servicer against the Non-Lead Noteholder’s proportionate share of any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses, incurred in connection with any Servicing Agreement or Non-Lead Securitization Servicing Agreement and relating to such Non-Lead Senior Note; and

(vi)         the Master Servicer and the Special Servicer shall be third party beneficiaries of the foregoing provisions.

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